                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-12

                   INTERACTIVE INTELLIGENCE, INC.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------
/ /        Fee paid previously with preliminary materials.
/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
           Schedule and the date of its filing.
           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                                     [LOGO]

April 10, 2000

To Our Shareholders:

    The Board of Directors joins me in extending to you a cordial invitation to attend the 2000 Annual Meeting of Shareholders of Interactive
Intelligence, Inc. The meeting will be held at the Sheraton Indianapolis Hotel, 8787 Keystone Crossing, Indianapolis, Indiana, at 4:00 p.m. local time on Tuesday, May 16, 2000.

    In addition to voting on the matters described in this Proxy Statement, we will review the Corporation's 1999 business results and discuss our plans for 2000 and beyond. There will be an opportunity to discuss matters of interest to you as a shareholder. We will also have a technology demonstration during a reception immediately following the meeting.

    We hope many Interactive Intelligence shareholders will find it convenient to be present at the meeting, and we look forward to greeting those personally able to attend. It is important that your shares be represented and voted whether or not you plan to be present. THEREFORE, REGARDLESS OF THE NUMBER OF SHARES YOU OWN, PLEASE COMPLETE, SIGN, AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE POSTAGE-PAID ENVELOPE PROVIDED. No postage is necessary if the envelope is mailed in the United States. The prompt return of your proxy will save the expense involved in further communications. Any shareholder attending the meeting may vote in person even if a proxy has been returned.

    We hope that you will be able to attend the meeting, and we look forward to seeing you.

Sincerely,

/s/ Donald E. Brown

Donald E. Brown, M.D.
Chairman of the Board

                         INTERACTIVE INTELLIGENCE, INC.
                          8909 PURDUE ROAD, SUITE 300
                          INDIANAPOLIS, INDIANA 46268

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 16, 2000

                             ---------------------

TO THE SHAREHOLDERS OF
INTERACTIVE INTELLIGENCE, INC.:

    Notice is hereby given that the Annual Meeting of Shareholders of Interactive Intelligence, Inc., an Indiana corporation (hereinafter the "Corporation"), will be held at the Sheraton Indianapolis Hotel, 8787 Keystone Crossing, Indianapolis, Indiana, at 4:00 p.m. local time on Tuesday, May 16, 2000 for the following purposes:

    (1) To elect one (1) Director to hold office for a term of three years or until his successor is elected and has qualified.

    (2) To approve the adoption of the Corporation's Employee Stock Purchase
       Plan.

    (3) To approve the Corporation's 1999 Stock Option and Incentive Plan.

    (4) To transact any other business which may be properly brought before the meeting or any adjournment or postponement thereof.

    The above items of business are more fully described in the Proxy Statement accompanying this Notice. Please read the Proxy Statement carefully.

    Only shareholders of record at the close of business on March 31, 2000 are entitled to notice of, and to vote at, the Annual Meeting or at any adjournments or postponements of the meeting. A list of the shareholders entitled to vote at the meeting will be available for inspection by any shareholder during usual business hours ten days prior to the meeting date at the principal offices of the Corporation located at 8909 Purdue Road, Suite 300, Indianapolis, Indiana 46268.

                                          By order of the Board of Directors,
                                          Interactive Intelligence, Inc.

                                          /s/ Michael J. Tavlin

                                          Michael J. Tavlin
                                          CORPORATE SECRETARY

Indianapolis, Indiana
April 10, 2000

    Your vote is important. Whether or not you expect to attend the meeting, please complete, sign, date, and return the enclosed proxy card in the enclosed postage-prepaid envelope in order to ensure your representation at the meeting. You may revoke your proxy at any time prior to the Annual Meeting. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the meeting.

                         INTERACTIVE INTELLIGENCE, INC.
                          8909 PURDUE ROAD, SUITE 300
                             INDIANAPOLIS, INDIANA

                            ------------------------

                                PROXY STATEMENT
                            SOLICITATION OF PROXIES
                                      FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 16, 2000

    This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of the Corporation for use at the Annual Meeting of Shareholders to be held on May 16, 2000 for the purposes set forth in the foregoing Notice. This statement and the form of proxy are being first sent to security holders on or about April 10, 2000.

    The accompanying form of proxy, in ballot form, has been prepared at the direction of the Board of Directors and is sent to you at its request. The proxies named therein have been designated by the Board of Directors.

    Shareholders who execute proxies retain the right to revoke them at any time before they are voted by attending the Annual Meeting and voting in person or by notifying the Secretary of the Corporation at 8909 Purdue Road, Suite 300, Indianapolis, Indiana, 46268, in writing of such revocation prior to the meeting. A proxy, when properly executed, duly returned and not so revoked, will be voted and, if it contains any specification, will be voted in accordance therewith; provided the proxy is not mutilated or otherwise received in such form or at such time as to render it unvotable. If no choice is specified, the proxy will be voted in accordance with the recommendations of the Board of Directors, as stated on the proxy form and in this Proxy Statement.

    The solicitation will be conducted by mail, except that in a limited number of instances proxies may be solicited by officers, Directors and regular employees of the Corporation personally, by telephone or by facsimile. The Corporation does not presently anticipate payment of any compensation or fees of any nature to anyone for the solicitation of these proxies, except that the Corporation may pay persons holding shares in their name, or of their nominees, for the expense of sending proxies and proxy material to principals. The entire cost of solicitation will be borne by the Corporation.

                      OUTSTANDING SHARES AND VOTING RIGHTS

    The voting securities of the Corporation consist of 14,040,555 shares of Common Stock issued and outstanding as of March 31, 2000, the record date for the meeting, each of which is entitled to one vote. Only holders of Common Stock of record at the close of business on March 31, 2000 are entitled to notice of and to vote with respect to this solicitation.

    The holders of a majority of the shares of Common Stock issued and outstanding, present in person, or represented by proxy, shall constitute a quorum at the Annual Meeting for the transaction of business. The election of the Director nominee will be determined by the vote of the holders of a plurality of the shares voting on such election. Approval of Proposals 2 and 3 will be subject to the vote of the holders of a greater number of shares favoring approval than those opposing it. A proxy may indicate that all or a portion of the shares represented by such proxy are not being voted with respect to a specific proposal. This could occur, for example, when a broker is not permitted to vote shares held in street name on certain proposals in the absence of instructions from the beneficial owner. Shares that are not voted with respect to a specific proposal will be considered as not present and entitled to vote on such proposal, even though such shares will be considered present for purposes of determining a quorum and voting on other proposals. Abstentions on a specific proposal will be considered as present, but not as voting in favor of such proposal. As a result, with respect to all of the proposals, neither broker non-votes nor abstentions will affect the determination of whether such proposals will be approved.

    At the Annual Meeting, votes will be counted by a representative of Norwest Bank Minnesota, N.A., the Corporation's independent transfer agent and registrar. Such representative will process the votes cast by the shareholders, will make a report of inspection and count of the votes cast by the shareholders and will certify as to the number of votes cast on each proposal.

                             PRINCIPAL SHAREHOLDERS

    The following table sets forth information regarding beneficial ownership of the Corporation's Common Stock as of February 29, 2000, by each person known by the Corporation to be the beneficial owner of more than five percent of the outstanding shares of the Corporation's Common Stock. Except as otherwise indicated below, the person owns such Common Stock directly with sole investment and sole voting power.

                                                    NUMBER OF SHARES        PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNER               BENEFICIALLY OWNED       OF CLASS
------------------------------------               ------------------       --------
Donald E. Brown, M.D. ...........................        8,675,079(1)         61.8%
  8909 Purdue Road, Suite 300
  Indianapolis, Indiana 46268

John R. Gibbs ...................................          887,396(2)          6.4%
  8909 Purdue Road, Suite 300
  Indianapolis, Indiana 46268

------------------------

(1) Includes 67,500 shares subject to stock options exercisable within 60 days after February 29, 2000.

(2) Includes 1,500 shares subject to stock options exercisable within 60 days after February 29, 2000.

                             ELECTION OF DIRECTORS
                             (ITEM 1 ON PROXY CARD)

    The Board of Directors of the Corporation consists of five Directors divided into three classes, and the term of one class of Directors expires each year. Generally, each Director serves until the annual meeting of shareholders held in the year that is three years after such Director's election and until such Director's successor is elected and has qualified.

    One (1) Director is to be elected at the Annual Meeting for a term of three years to expire at the Corporation's Annual Meeting in the year 2003 or until his successor is elected and has qualified.

    The persons named in the accompanying form of proxy will vote the shares represented by all executed proxies which are received for the election of the nominee hereinafter named, unless the authority to do so is withheld on the proxy. The nominee is presently serving as a Director of the Corporation.

    Management has no reason to believe that the nominee will refuse to act or be unable to accept election; however, in such event and if any other unforeseen contingency should arise, it is the intention of the persons named in the accompanying form of proxy to vote for another nominee selected by the Board of Directors in accordance with their best judgment.

    The following descriptions set forth certain information, as of February 29, 2000, about each Director, including each person's business experience for the past five years, and presents certain information for all present executive officers and Directors as a group. There is no family relationship between any of the Directors or executive officers of the Corporation.

                       NOMINEE FOR TERM TO EXPIRE IN 2003

    JON ANTON, D.Sc.; Director since 1999; Age 60; West Lafayette, Indiana.
Dr. Anton is a researcher in the Purdue Call Center for Customer-Driven Quality in the Department of Consumer Sciences at Purdue University and has held such position since 1993. Dr. Anton specializes in enhancing customer service strategy through inbound call centers and teleweb centers using the latest in telecommunications (voice) and computer (digital) technology, as well as the Internet, for external customer access, along with the Intranet and middleware. Dr. Anton is the principal investigator of the annual Purdue University Call Center Benchmark Research Report and authors "The Purdue Page" in CALL CENTER MAGAZINE.

                          PRESENT TERM EXPIRES IN 2001

    MICHAEL P. CULLINANE; Director since 1999; Age 50; Lisle, Illinois.
Mr. Cullinane is a Director, Executive Vice President and Chief Financial Officer of Divine Interventures, Inc., a business-to-business e-commerce company. From 1988 to 1999, Mr. Cullinane was Executive Vice President and Chief Financial Officer of PLATINUM TECHNOLOGY, INC. (a software company). He joined PLATINUM in 1988 as its Chief Financial Officer. Mr. Cullinane is also a Director of Platinum Entertainment, Inc. (a recorded music producer and licensing company), Vasco Data Security International, Inc. (a security hardware and software company), and Made2Manage Systems, Inc. (an enterprise software company).

    JOHN R. GIBBS; Director since 1995; Age 49; Indianapolis, Indiana.
Mr. Gibbs is Executive Vice President of Administration and Corporate Development and Treasurer of the Corporation and has held both positions since 1995. Mr. Gibbs co-founded the Corporation in 1994. From 1992 until 1994,
Mr. Gibbs was an independent management consultant, serving mostly entrepreneurial and emerging growth companies.

                          PRESENT TERM EXPIRES IN 2002

    DONALD E. BROWN, M.D.; Director since 1994; Age 44; Indianapolis, Indiana. Dr. Brown is Chairman of the Board, President and Chief Executive Officer of the Corporation and has held such positions since 1994 in the case of President, since 1995 in the case of Chief Executive Officer and since 1998 in the case of Chairman of the Board. Dr. Brown co-founded the Corporation in 1994. Dr. Brown served as Chief Executive Officer and Director of Software Artistry, Inc. (a developer of customer support software) from 1988 until 1994.

    ROBERT A. COMPTON; Director since 1995; Age 44; Memphis, Tennessee.
Mr. Compton is self-employed and is involved with private equity investments in entrepreneurial ventures, related primarily to software, telecommunications and education. From 1999 until January 2000, Mr. Compton was President, Neurological Technologies Division of Medtronic, Inc., a manufacturer of image guided surgery systems and medical devices. From 1997 until 1999, Mr. Compton was President and Chief Operating Officer of Sofamor Danek Group, Inc., a medical device manufacturer. From 1988 until 1997, Mr. Compton served as a general partner of CID Equity Partners, a venture capital firm.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEE LISTED ABOVE.

                   BOARD OF DIRECTORS AND COMMITTEE MEETINGS

    During 1999, four meetings of the Board of Directors were held. For the year, each of the Directors during the term of their tenure attended or participated in at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all Committees of the Board of Directors on which each such Director served. The Corporation has no standing executive or nominating committee, but does have the following two standing committees:

AUDIT COMMITTEE

    The Audit Committee recommends the appointment of independent auditors for the Corporation to the full Board of Directors, reviews the scope and results of the audit engagement, approves the fees for the auditors, establishes and monitors the financial policies and control procedures of the Corporation, monitors the provision of non-audit services by the auditors and reviews all potential conflict of interest situations. See "Certain Transactions." The Audit Committee held one meeting during 1999. The members of the Audit Committee are:
Jon Anton, D.Sc., Robert A. Compton and Michael P. Cullinane.

COMPENSATION AND STOCK OPTION COMMITTEE

    The Compensation and Stock Option Committee (the "Compensation Committee") reviews, determines and establishes the salaries, bonuses and other compensation of the Corporation's executive officers and administers the Corporation's stock option plans in which executive officers and other key employees participate. The Compensation Committee held one meeting during 1999. The members of the Compensation Committee are: Jon Anton, D.Sc., Robert A. Compton and Michael P. Cullinane.

                        SECURITY OWNERSHIP OF MANAGEMENT

    Set forth below is a tabulation indicating as of February 29, 2000, the shares of the Corporation's Common Stock beneficially owned by each Director and nominee, each of the Named Executive Officers, and the Directors and executive officers of the Corporation as a group. Except as otherwise indicated below, each individual owns such Common Stock directly with sole investment and sole voting power.

                                                                    NUMBER OF SHARES      PERCENT
NAME OF BENEFICIAL OWNER               PRINCIPAL POSITION         BENEFICIALLY OWNED(1)   OF CLASS
------------------------         -------------------------------  ---------------------   --------
Donald E. Brown, M.D...........  Chairman of the Board,                 8,675,079(2)        61.8%
                                 President and Chief Executive
                                   Officer

John R. Gibbs..................  Executive Vice President of              887,396(3)         6.4%
                                   Administration and Corporate
                                   Development, Treasurer and
                                   Director

Jeremiah J. Fleming............  Vice President of Sales, The              79,375(4)           *
                                   Americas

Michael E. Ford................  Vice President of Operations,             20,000(5)           *
                                   Europe, Middle East and
                                   Africa

Douglas T. Shinsato............  Vice President of Operations,             15,200(6)           *
                                   Asia/Pacific

Jon Anton, D.Sc................  Director                                      --              *

Robert A. Compton..............  Director                                  26,500              *

Michael P. Cullinane...........  Director                                     500              *

All Directors and Executive
  Officers as a Group
  (10 persons).................                                         9,733,650(7)        69.1%

------------------------

 *  Less than one percent.

(1) Number of shares of Common Stock owned, directly or indirectly, as of February 29, 2000. This information has been furnished by each Director or officer. Also includes all stock options which are exercisable within 60 days of February 29, 2000.

(2) Includes 67,500 shares subject to stock options exercisable within 60 days after February 29, 2000.

(3) Includes 1,500 shares subject to stock options exercisable within 60 days after February 29, 2000.

(4) Includes 29,250 shares subject to stock options exercisable within 60 days after February 29, 2000.

(5) Includes 18,000 shares subject to stock options exercisable within 60 days after February 29, 2000.

(6) Includes 15,000 shares subject to stock options exercisable within 60 days after February 29, 2000. Includes 200 shares owned by children. Excludes 2,500 shares held by Mr. Shinsato's spouse; Mr. Shinsato disclaims beneficial ownership of such shares.

(7) Includes 132,750 shares subject to stock options exercisable within 60 days after February 29, 2000.

                             EXECUTIVE COMPENSATION

    The Summary Compensation Table appearing below shows the compensation for the past two years to the Corporation's Chief Executive Officer and to each of the Corporation's four other most highly compensated executive officers, based on salary and bonus earned during 1999 (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                              LONG TERM
                                                                                             COMPENSATION
                                                                                            --------------
                                                                                                AWARDS
                                                    ANNUAL COMPENSATION                     --------------
                                  -------------------------------------------------------     SECURITIES
                                                                           OTHER ANNUAL       UNDERLYING
NAME AND PRINCIPAL POSITION         YEAR     SALARY ($)   BONUS ($)(1)   COMPENSATION ($)   OPTIONS (#)(2)
---------------------------       --------   ----------   ------------   ----------------   --------------
Donald E. Brown, M.D. ..........    1999       150,000           --               --                --
  Chairman, President and Chief     1998       100,000(3)        --               --            67,500
  Executive Officer

John R. Gibbs ..................    1999       100,000           --               --             7,500
  Executive Vice President of       1998        80,000           --            5,535(4)             --
  Administration and Corporate
  Development and Treasurer

Jeremiah J. Fleming ............    1999       175,000      158,568               --                --
  Vice President of Sales, The      1998       154,808      106,327               --            11,250
  Americas

Michael E. Ford ................    1999       110,000      166,596           32,057(5)             --
  Vice President of Operations,     1998        91,032       57,026           73,359(5)         30,000
  Europe, Middle East and Africa

Douglas T. Shinsato ............    1999       150,000       75,876           84,000(6)             --
  Vice President of Operations,     1998       100,000       66,666           55,077(6)         75,000
  Asia/Pacific

------------------------

(1) Reflects bonus earned during the specified year, which bonuses at times have been paid in the following year.

(2) Consists of options to acquire shares of the Corporation's Common Stock. The Corporation has never granted stock appreciation rights or restricted stock.

(3) Reflects salary earned during 1998, but deferred, without interest, at the election of Dr. Brown. This amount was paid on September 29, 1999 out of proceeds from the Corporation's initial public offering.

(4) Reflects medical premiums paid by the Corporation while the Corporation was an S-corporation, which are considered taxable income, and related tax gross-up payments.

(5) Reflects relocation expenses.

(6) Reflects housing allowance.

                               STOCK OPTION PLANS

    On August 14, 1995, the Board of Directors and the then sole shareholder adopted, and on November 11, 1997 and July 12, 1999, the Board of Directors amended, the Corporation's 1995 Incentive Stock Option Plan. Under the 1995 Incentive Stock Option Plan, the Corporation had authority to award incentive stock options for up to 3,750,000 shares of the Corporation's Common Stock to the Corporation's employees, including officers. Upon shareholder approval of the Corporation's 1999 Stock Option and Incentive Plan on April 16, 1999, the Board of Directors determined that no new options would be granted under the 1995 Incentive Stock Option Plan.

    On August 14, 1995, the Board of Directors and the then sole shareholder adopted the Corporation's 1995 Nonstatuory Stock Option Incentive Plan (the "1995 Nonstatutory Plan"). Under the 1995 Nonstatutory Plan, the Corporation had authority to award stock options for up to 375,000 shares of the Corporation's Common Stock to the Corporation's employees, Directors and consultants. Upon shareholder approval of the Corporation's 1999 Stock Option and Incentive Plan and the Outside Directors Stock Option Plan on April 16, 1999, the Board of Directors determined not to issue any further options under the 1995 Nonstatutory Plan.

    On April 14, 1999, the Board of Directors adopted, and on April 16, 1999, the shareholders approved, the 1999 Stock Option and Incentive Plan (the "1999 Stock Option Plan"). Under the 1999 Stock Option Plan, the Corporation may award stock options and shares of restricted stock to the Corporation's officers, key employees, consultants and other individuals as may be determined by the Compensation Committee. The aggregate number of shares of Common Stock that may be awarded under the 1999 Stock Option Plan is 3,750,000, subject to adjustment in specified events. No individual participant may receive awards for more than 250,000 shares in any calendar year. Stock options granted under the 1999 Stock Option Plan may be either options intended to qualify for federal income tax purposes as "incentive stock options" or options not qualifying for favorable tax treatment ("nonqualified stock options"). On February 22, 2000, the Board of Directors adopted amendments to the 1999 Stock Option Plan.

    The 1999 Stock Option Plan, as amended, is being submitted to the Corporation's shareholders for approval at the Annual Meeting for regulatory and tax purposes, including in order to qualify the 1999 Stock Option Plan under
Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") (which section limits the deductibility of certain employee compensation). For a more detailed description of the 1999 Stock Option Plan, see "Approval of the Corporation's 1999 Stock Option and Incentive Plan."

    For a description of the Outside Directors Stock Option Plan, see "Compensation of Directors."

                          OPTION GRANTS IN FISCAL 1999

    The following table sets forth further information regarding individual grants of options for the Corporation's Common Stock during 1999 to each of the Named Executive Officers. This presentation is intended to disclose the potential value that would accrue to the optionee if the option were exercised the day before it would otherwise expire and if the per share value had appreciated at the compounded annual rate indicated in each column. The assumed rates of appreciation of 5% and 10% are prescribed by the rules of the Securities and Exchange Commission regarding disclosure of executive compensation. The assumed annual rates of appreciation are not intended to forecast possible future appreciation, if any, with respect to the price of the Corporation's Common Stock. Actual gains, if any, on option exercises are dependent on the future performance of the Corporation's Common

Stock and overall market conditions. There can be no assurance that the potential realizable values shown in this table will be achieved.

                                             INDIVIDUAL GRANTS                        POTENTIAL REALIZABLE
                          --------------------------------------------------------      VALUE AT ASSUMED
                           NUMBER OF     % OF TOTAL                                   ANNUAL RATES OF STOCK
                          SECURITIES      OPTIONS                                    PRICE APPRECIATION FOR
                          UNDERLYING     GRANTED TO     EXERCISE OR                      OPTION TERM($)
                            OPTIONS     EMPLOYEES IN     BASE PRICE     EXPIRATION   -----------------------
NAME                      GRANTED (#)   FISCAL YEAR    (PER SHARE)($)      DATE         5%            10%
----                      -----------   ------------   --------------   ----------   --------       --------
Donald E. Brown, M.D....        --            --              --               --         --             --
John R. Gibbs...........     7,500(1)        1.3%           8.33          2/26/09     96,317(2)     190,390(2)
Jeremiah J. Fleming.....        --            --              --               --         --             --
Michael E. Ford.........        --            --              --               --         --             --
Douglas T. Shinsato.....        --            --              --               --         --             --

------------------------

(1) Incentive stock options to purchase the Corporation's Common Stock, granted at 100% of the deemed fair market value of the Common Stock on the date of grant, based upon a determination by the Board of Directors. The option is exercisable at the rate of 20% per year, beginning February 26, 2000.

(2) Because this option was granted prior to the establishment of a public trading market for the Common Stock, the potential realizable value calculation is based on the initial public offering price of $13.00 per share.

                        OPTION EXERCISES IN FISCAL 1999
                     AND FISCAL 1999 YEAR-END OPTION VALUES

    The following table sets forth information concerning the exercise of stock options by each of the Named Executive Officers during the 1999 fiscal year, the number of unexercised options existing at the end of the year 1999 for each of the Named Executive Officers and the 1999 year-end value of unexercised options.

                                                            NUMBER OF SECURITIES
                                                           UNDERLYING UNEXERCISED       VALUE OF UNEXERCISED IN-
                                                                 OPTIONS AT               THE-MONEY OPTIONS AT
                              SHARES                        DECEMBER 31, 1999 (#)       DECEMBER 31, 1999 ($)(1)
                           ACQUIRED ON       VALUE       ---------------------------   ---------------------------
NAME                       EXERCISE (#)   REALIZED ($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                       ------------   ------------   -----------   -------------   -----------   -------------
Donald E. Brown, M.D.....          --            --          67,500            --       1,594,688             --
John R. Gibbs............          --            --              --         7,500              --        137,188
Jeremiah J. Fleming......      22,500       273,000(2)        6,750        83,250         169,069      2,125,181
Michael E. Ford..........          --            --          18,000        42,000         450,850      1,030,650
Douglas T. Shinsato......          --            --          15,000        60,000         359,375      1,437,500

------------------------

(1) The closing price for the Corporation's Common Stock as reported by The Nasdaq Stock Market on December 31, 1999 was $26.625. The value is calculated on the basis of the difference between the option exercise price and $26.625, multiplied by the number of "In-the-Money" shares of Common Stock underlying the option.

(2) The value is calculated based on the difference between the initial public offering price of $13.00 per share and the option exercise price, multiplied by the number of shares to which the exercise relates.

                           COMPENSATION OF DIRECTORS

    Full-time officers of the Corporation or its subsidiaries do not receive additional compensation for serving as members of the Boards of Directors of the Corporation or its subsidiaries. No additional compensation is paid if a full-time officer serves on any committee of such Boards of Directors.

    Except for grants of stock options, non-employees serving as members of the Corporation's Board of Directors do not receive cash payments in connection with membership on the Board of Directors or in connection with the attendance at any Board or Board Committee meeting. Directors are entitled to reimbursement of expenses incurred in connection with attendance at such meetings. Non-employees serving as members of the Corporation's Board of Directors are eligible to receive automatic stock option grants under the Corporation's Outside Directors Stock Option Plan (the "Directors Option Plan"), which was adopted by the Board of Directors on April 14, 1999 and by the shareholders on April 16, 1999. As of March 31, 2000, there were three non-employee Board members eligible to participate in the Directors Option Plan: Jon Anton, D.Sc., Robert A. Compton and Michael P. Cullinane. Under the Directors Option Plan, options may be granted to the non-employee members of the Board to purchase up to 150,000 shares of Common Stock, subject to adjustment in certain events. Pursuant to the Directors Option Plan, each non-employee Director will be automatically granted an option to purchase 5,000 shares of Common Stock on June 1 of each year beginning June 1, 2000. The option exercise price per share will be the fair market value of one share of Common Stock on the date of the grant. Each option becomes exercisable six months following the date of grant and expires ten years following the date of grant. Subject to some exceptions, options granted under the Directors Option Plan may be exercised by the holder only if the holder has been in continuous service on the Board of Directors at all times since the date of the grant of the option.

    On May 26, 1999, the Board of Directors granted an option to purchase 15,000 shares of Common Stock to each of Jon Anton, D.Sc. and Michael P. Cullinane, outside of the Directors Option Plan, in consideration of their agreeing to become Directors. The exercise price for these options was equal to the deemed fair market value of the Common Stock on the date of grant ($9.33 per share), based upon a determination by the Board of Directors. Options for one-half of the shares become exercisable one year after the date of grant and the other half becomes exercisable two years after the date of grant.

                    EMPLOYMENT CONTRACTS AND TERMINATION OF
                 EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

    On January 2, 1995, the Corporation entered into a Consulting and Employment Agreement with John R. Gibbs, which was amended on May 14, 1999. The agreement provides that Mr. Gibbs will receive an annual salary of $60,000, which the Corporation may increase at its discretion. Mr. Gibbs' annual salary has since been increased; see "Summary Compensation Table." The agreement also contains non-competition, non-solicitation and non-disclosure provisions, which are in effect during the term of the agreement. The non-disclosure provisions in Mr. Gibbs' agreement continue indefinitely after his termination of employment. The non-compete provisions continue for a period of 12 months after his termination of employment for any reason, as do the non-solicitation provisions, unless he is terminated by the Corporation without cause. If his employment is terminated by the Corporation without cause, or in specified circumstances following a change of control, Mr. Gibbs will receive severance pay equal to 12 months' salary.

    On March 1, 1997, the Corporation entered into an Employment Agreement with Jeremiah J. Fleming, which was amended on May 14, 1999. The agreement provides that Mr. Fleming will receive an annual salary of $125,000, which the Corporation may increase or decrease at its discretion with notice.
Mr. Fleming's annual salary has since been increased; see "Summary Compensation Table." The agreement also contains non-competition, non-solicitation and non-disclosure provisions, which are in effect during the term of the agreement. The non-disclosure provisions in Mr. Fleming's agreement continue indefinitely after termination of his employment. The non-compete provisions continue for a period of 12 months after termination, as do the non-solicitation provisions, unless he is terminated by the Corporation without cause. If his employment is terminated by the Corporation without cause, or in specified circumstances following a change of control, Mr. Fleming will receive severance pay equal to one year's total compensation.

    On June 30, 1997, the Corporation entered into an Employment Agreement with Michael E. Ford. The agreement provides that Mr. Ford will receive an annual salary of $85,000, which the Corporation may increase or decrease at its discretion with notice. Mr. Ford's annual salary has since been increased; see "Summary Compensation Table." The agreement also contains non-competition and non-solicitation provisions, which are in effect during the term of the agreement and for a period of 18 months following his termination for any reason, and non-disclosure provisions. If his employment is terminated by the Corporation for any reason other than for cause, Mr. Ford will receive severance pay equal to one month's salary.

    On May 1, 1998, the Corporation entered into an Employment Agreement with Douglas T. Shinsato. The agreement provides that Mr. Shinsato will receive an annual salary of $150,000, which the Corporation may increase or decrease at its discretion with notice. See "Summary Compensation Table." The agreement also contains non-competition and non-solicitation provisions, which are in effect during the term of the agreement and for a period of 18 months following his termination for any reason, and non-disclosure provisions. If his employment is terminated by the Corporation for any reason other than for cause, Mr. Shinsato will receive severance pay equal to one month's salary.

    On March 15, 2000, each of the Employment Agreements described above was amended to provide that any severance payments to the employee will be grossed up in an amount sufficient to cover any excise tax imposed upon such payment pursuant to Section 4999 of the Code.

    The Corporation does not have employment or non-competition agreements with any other Named Executive Officers.

    The 1995 Incentive Stock Option Plan, the 1995 Nonstatutory Plan and the 1999 Stock Option Plan provide for the vesting of outstanding awards in the event of specified changes in control of the Corporation.

                    COMPENSATION AND STOCK OPTION COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

    REPORT OF THE COMPENSATION COMMITTEE. Prior to April 14, 1999 (the date that the Compensation Committee was established), the Administrative Committee of the Board of Directors administered the Corporation's stock option plans and the Board of Directors had all other responsibilities to review, determine and establish the salaries, bonuses and other compensation of the Corporation's executive officers. The salaries for the executive officers for 1999 were approved by the Board of Directors, and any stock option grants prior to April 14, 1999 were approved by the Administrative Committee. The following is the Report of the Compensation Committee of the Board of Directors, along with the Board of Directors and Administrative Committee, describing the compensation policies and rationale applicable to the Corporation's executive officers with respect to compensation paid to such executive officers for the year ended December 31, 1999.

    PURPOSE OF THE COMPENSATION COMMITTEE. The Compensation Committee of the Board of Directors has the exclusive authority to establish the level of base salary payable to the Chief Executive Officer and other executive officers of the Corporation and to administer the Corporation's 1995 Incentive Stock Option Plan, the 1995 Nonstatutory Plan and the 1999 Stock Option Plan under which grants have been and may be made to such officers and other key employees. In addition, the Compensation Committee has the responsibility for approving the individual bonus programs to be in effect for the

Chief Executive Officer and other executive officers and certain key employees each fiscal year. The Compensation Committee is comprised entirely of non-employee Directors who have never served as officers or employees of the Corporation.

    For the 1999 fiscal year, the process utilized in determining executive officer compensation levels was based on the Board of Directors, the Administrative Committee of the Board of Directors, or the Compensation Committee's subjective judgment. Among the factors considered were the recommendations of the Chief Executive Officer with respect to the compensation of the Corporation's executive officers. However, the Board of Directors, the Administrative Committee of the Board of Directors, or the Compensation Committee made the final compensation decisions concerning such officers.

    GENERAL COMPENSATION POLICY. The Corporation's fundamental policy is to compensate executive officers in a manner that will attract and retain the services of an outstanding management team and provide meaningful incentives to motivate superior performance by key employees based on increasing shareholder value and individual performance against defined objectives. It is the Corporation's objective to have compensation be highly competitive with comparable talent at comparable public software companies. Compensation should include a meaningful equity participation in the Corporation, which strengthens the mutuality of interests between the executive officers and shareholders. Each executive officer's compensation package will generally be comprised of three elements: (i) base salary, (ii) annual incentive compensation, and (iii) long term stock-based incentive compensation.

    BASE SALARY. The base salary for each executive officer is set on the basis of personal performance and a review of comparable positions at comparable public software companies.

    ANNUAL INCENTIVE COMPENSATION. Each year the Compensation Committee will establish a set of objectives for each executive officer, some based on Corporation performance and some based on achievement of individual objectives. At the end of the fiscal year, the Compensation Committee will evaluate the objectives to determine whether the specified objectives were met and determine whether any extraordinary accomplishments should be considered in determining a bonus award.

    LONG TERM INCENTIVE COMPENSATION. During fiscal 1999, the Administrative Committee of the Board of Directors, in its discretion, made option grants to two executive officers under the 1995 Incentive Stock Option Plan. The Compensation Committee, in its discretion, made option grants to two executive officers under the 1999 Stock Option Plan. The size of each grant was set at a level that the Administrative Committee or the Compensation Committee deemed appropriate to create a meaningful opportunity for stock ownership based on the individual's potential for increasing long-term shareholder value, the individual's current position with the Corporation, option grants awarded to individuals in comparable positions in comparable public software companies, and the number of unvested options held by the individual at the time of the new grant. The relative weight given to each of these factors varied from individual to individual at the discretion of the Administrative Committee or the Compensation Committee.

    The stock option grants are designed and intended to align the interests of the executive officer with those of the shareholders and provide each individual with a significant incentive to manage the Corporation from the perspective of an owner with an equity stake in the business. Each grant allows the executive officer to acquire shares of the Corporation's Common Stock at a fixed price per share (the market value on the grant date) over a specified period of time. The option generally vests in periodic installments over a four year period, contingent on the executive officer's continued employment with the Corporation. Accordingly, the option will provide the opportunity for a return to the executive officer only if he or she remains in the Corporation's employ, and then only if the market price of the Corporation's Common Stock appreciates over the option term.

    CHIEF EXECUTIVE OFFICER COMPENSATION. The compensation for Donald E. Brown, M.D., President and Chief Executive Officer, reported for 1999 reflects the application of the policies described above. Dr. Brown also participated in other employee benefit plans available to other executive officers during 1999, which the Compensation Committee believes are competitive, including the 401(k) Savings Plan and life and health insurance programs.

    INTERNAL REVENUE CODE SECTION 162(M). Section 162(m) of the Code eliminates, subject to certain exceptions, the deductibility of executive compensation to the extent that any executive's compensation for any year exceeds $1 million. Exceptions to amounts included in executive compensation for purposes of Section 162(m) involve various types of performance-based compensation. As noted above, it is the Compensation Committee's policy to base a substantial amount of executive compensation on the Corporation's performance. Currently, the cash compensation levels for the Corporation's executive officers fall significantly below $1 million. In the event that in the future the annual remuneration of any executive of the Corporation approaches $1 million, the Compensation Committee will consider the various alternatives to preserving the deductibility of compensation payments to the extent reasonably practicable and consistent with its compensation objectives.

    Members of the Compensation and Stock Option Committee for 1999 were:

        Jon Anton, D.Sc.
       Robert A. Compton
       Michael P. Cullinane

    Members of the Board of Directors prior to the establishment of the Compensation and Stock Option Committee were:

        Donald E. Brown, M.D.
       Robert A. Compton
       John R. Gibbs
       Robert A. Greising

    Members of the Administrative Committee were:

        Donald E. Brown, M.D.
       John R. Gibbs

                    COMPENSATION AND STOCK OPTION COMMITTEE
                      INTERLOCKS AND INSIDER PARTICIPATION

    Prior to April 14, 1999 (the date that the Compensation Committee was established), the Administrative Committee of the Board of Directors, which consisted of Donald E. Brown, M.D. and John R. Gibbs, administered the Corporation's stock option plans and the Board of Directors had all other responsibilities to review, determine and establish the salaries, bonuses and other compensation of the Corporation's executive officers. The Corporation's Board of Directors consisted of Donald E. Brown, M.D., Robert A. Compton, John
R. Gibbs and Robert A. Greising prior to the establishment of the Compensation Committee. Dr. Brown and Mr. Gibbs continue to serve as Directors and officers of the Corporation. Mr. Greising was not an employee, but served as Secretary of the Corporation until November 30, 1999. Except for Dr. Brown, none of the members of the Administrative Committee or the Board of Directors during 1999 were involved in a relationship requiring disclosure as an interlocking executive officer or Director or under Item 404 of Regulation S-K. Dr. Brown is a Director and 25% shareholder of Intelligent Response, Inc., a company that provides the Corporation with telemarketing and fulfillment services. Dr. Brown is also a Director, President and a significant shareholder of Interactive Portal, Inc., a company with which the Corporation has certain transactions.
Dr. Brown had also loaned funds to the Corporation from time to time prior to the Corporation's initial public offering, had elected to defer the payment of his salary and had advanced other non-interest bearing accounts payable to the Corporation. In addition, he has guaranteed the Corporation's commercial lines of credit, equipment leases and two of the Corporation's office leases. See "Certain Transactions."

    The Compensation Committee of the Corporation's Board of Directors was formed in 1999, and the members of the Compensation Committee are Jon Anton, D.Sc., Robert A. Compton and Michael P. Cullinane. None of the members of the Compensation Committee were at any time during 1999 or at any other time an officer or employee of the Corporation. In addition, none of the members of the Compensation Committee are involved in a relationship requiring disclosure as an interlocking executive officer or Director or under Item 404 of Regulation S-K. No executive officer of the Corporation serves as a member of the Compensation Committee.

                               PERFORMANCE GRAPH

    The following graph compares the cumulative total return to shareholders of the Corporation's Common Stock for the period from September 23, 1999, the date of the Corporation's initial public offering, through December 31, 1999, with the cumulative total return over such period of (i) the Standard & Poor's 500 Stock Index (the "S&P 500 Index") and (ii) the Hambrecht & Quist Computer Software Index. The graph assumes an investment of $100 on September 23, 1999 in each of the Corporation's Common Stock (at the initial public offering price), the S&P 500 Index and the Hambrecht & Quist Computer Software Index (and the reinvestment of all dividends). The performance shown is not necessarily indicative of future performance.

    The comparisons shown in the graph below are based on historical data and the Corporation cautions that the stock price performance shown in the graph below is not indicative of, and is not intended to forecast, the potential future performance of the Corporation's Common Stock. Information used in the graph was obtained from Research Data Group, a source believed to be reliable, but the Corporation is not responsible for any errors or omissions in such information.

                     COMPARISON OF CUMULATIVE TOTAL RETURN*
            AMONG INTERACTIVE INTELLIGENCE, INC., THE S&P 500 INDEX
               AND THE HAMBRECHT & QUIST COMPUTER SOFTWARE INDEX

                                                                    CUMULATIVE TOTAL RETURN
                                                      ----------------------------------------------------
                                                      9/23/99    9/30/99    10/31/99   11/30/99   12/31/99
                                                      --------   --------   --------   --------   --------
INTERACTIVE INTELLIGENCE, INC. .....................   100.00     176.92     209.62     215.38     204.81
S & P 500...........................................   100.00      97.26     103.41     105.52     111.73
HAMBRECHT & QUIST COMPUTER SOFTWARE.................   100.00     110.88     123.78     148.61     199.09

------------------------

*   Total Return based on $100 initial investment and reinvestment of dividends.

    Notwithstanding anything to the contrary set forth in any of the Corporation's previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that might incorporate this Proxy Statement or future filings made by the Corporation under those statutes, the Compensation Committee Report and Stock Performance Graph are not deemed filed with the Securities and Exchange Commission and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by the Corporation under those statutes.

                              CERTAIN TRANSACTIONS

RELATIONSHIP WITH DIALOGIC

    Prior to the Corporation's initial public offering on September 23, 1999, Dialogic Investment Corporation was a greater than 5% holder of the shares of the Corporation's Common Stock. Dialogic Investment Corporation has merged into Dialogic Corporation, with whom the Corporation has entered into agreements. In the summer of 1999, Dialogic Corporation became a subsidiary of Intel Corporation. Under a Strategic Relationship Agreement between the Corporation and Dialogic Corporation, which commenced on March 1, 1999, Dialogic Corporation has agreed to provide the Corporation with voice processing boards for the Corporation's use related to the Corporation's interaction management software products. Dialogic Corporation has also agreed to provide the Corporation with rebate incentives and marketing, sales and technical support. This agreement is non-exclusive, and Dialogic Corporation is free to market any of the voice processing boards to other customers, including companies that may compete with the Corporation. In addition, while the Corporation has agreed to provide Dialogic Corporation notice and a reasonable opportunity to meet the Corporation's current and future product needs, the Corporation is also free to purchase competitive products if required for the Corporation's business purposes.

    The Strategic Relationship Agreement also provides that, at no cost to the Corporation, Dialogic Corporation will provide the Corporation with an inventory of voice processing boards valued in an amount up to $100,000, to be used exclusively for the Corporation's internal developmental and testing purposes. The Corporation may not resell this inventory without written permission from Dialogic Corporation until after the end of the three-year term of this arrangement. The Corporation has already received all of the voice processing boards that Dialogic Corporation is obligated to deliver. The Corporation believes that the Strategic Relationship Agreement is on terms at least as favorable as it could obtain from an unrelated third party.

    The Corporation is also a party to a Support Services Agreement with Dialogic Corporation relating to technical and professional support services to be provided by Dialogic Corporation to the Corporation arising from the installation, configuration, programming and maintenance of specified Dialogic Corporation products. The annual fee is $50,000, which was waived for one year beginning March 1, 1999, plus reasonable travel and out-of-pocket expenses. The Corporation also incurs additional per hour fees for specified services such as standby coverage, service calls within the standby period, on-site technical support and consulting services. The Support Services Agreement also provides that the Corporation will not solicit for employment any Dialogic Corporation personnel performing services under the agreement. The Corporation believes that the Support Services Agreement is on terms at least as favorable as it could obtain from an unrelated third party.

    The Corporation paid Dialogic Corporation $761,148 in 1999 for voice processing boards and related technology and services. The Corporation believes that these amounts were no greater than amounts which it would have paid to unrelated third parties for similar products and services.

TELEMARKETING SERVICES

    Dr. Brown is a Director and 25% stockholder of Intelligent Response, Inc., a telemarketing company, and Dr. Brown's brother is the president of that company. In 1999, Intelligent Response provided the Corporation with telemarketing and fulfillment services in support of the Corporation's marketing efforts. The Corporation paid Intelligent Response $263,669 in 1999 for these services. The Corporation believes that the amounts paid to Intelligent Response were no greater than amounts that it would have paid to unrelated third parties for similar services. The Corporation intends to continue to use Intelligent Response to provide telemarketing and fulfillment services.

INSIDER ADVANCES

    From time to time before the Corporation's initial public offering, Dr. Brown loaned funds to the Corporation. These loans had an interest rate of 10% and were due on December 31, 2001. On September 29, 1999, the Corporation repaid all amounts outstanding under these loans, which aggregated $7,519,959 (including accrued interest), with a portion of the net proceeds from the initial public offering. The Corporation incurred $523,882 in interest expense on these loans in 1999. In addition to these loans, Dr. Brown also elected to defer, without interest, the payment of all of his salary from July 1, 1996 through June 30, 1999. On September 29, 1999, the Corporation paid Dr. Brown in full $214,308 in deferred compensation and $335,329 in other non-interest bearing accounts payable. As of December 31, 1999, the Corporation was not indebted to Dr. Brown.

GUARANTEES OF THE CORPORATION'S OBLIGATIONS

    From time to time before the Corporation's initial public offering, Dr. Brown guaranteed the Corporation's commercial lines of credit and equipment leases. In consideration for a portion of these guarantees, the Corporation granted an option to purchase 67,500 shares of Common Stock to Dr. Brown on September 22, 1998. The stock option has an exercise price of $3.00 per share, which was the deemed fair market value of the Common Stock on the date of grant, based upon a determination by the Board of Directors, and the option was immediately exercisable in full as of the date of grant. On October 31, 1999, the Corporation renewed its existing credit facilities, which Dr. Brown has personally guaranteed. Dr. Brown has also personally guaranteed two of the Corporation's office leases, and his guarantee of the Corporation's equipment leases is ongoing.

RELATIONSHIP WITH INTERACTIVE PORTAL

    The Corporation has invested in, and has entered into a Subscription Agreement with, Interactive Portal, Inc. ("Interactive Portal"), an application service provider which plans to offer a wide variety of subscription based, enhanced communications and application services. Pursuant to the Subscription Agreement, the Corporation's investment in Interactive Portal will total $475,000, for a 19% equity ownership. The other percentage ownerships of Interactive Portal will be Dr. Brown--71% and Mr. Compton--10%. Dr. Brown and Mr. Compton are also Directors and Dr. Brown is the President of Interactive Portal. In addition, Dr. Brown's sister is an officer of Interactive Portal. Interactive Portal is a strategic customer and currently plans to license the Corporation's Enterprise Interaction Center within 30 to 60 days of the date of this Proxy Statement as one of the application services to be provided to its customers. Interactive Portal intends to license Enterprise Interaction Center from the Corporation at the market rate in the same manner as any unrelated third party. In 1999, Interactive Portal only had one employee and has been in the process of implementing its infrastructure by adding additional employees and leasing office space. The Corporation has aided in the establishment of this infrastructure by allowing Interactive Portal to lease a small amount of space in the corporate headquarters until its facilities were available to be occupied during March 2000. In addition, the Corporation has provided minor and intermittent administrative guidance and services during Interactive Portal's development stage. Interactive Portal reimburses the Corporation at market rates for any services provided. The administrative guidance and services provided by the Corporation have been, and are expected to be, minimal.

           APPROVAL OF THE CORPORATION'S EMPLOYEE STOCK PURCHASE PLAN
                             (ITEM 2 ON PROXY CARD)

    On February 22, 2000, the Corporation's Board of Directors adopted the Employee Stock Purchase Plan (the "Purchase Plan"), and directed that the Purchase Plan be submitted to the shareholders for consideration at the Annual Meeting. The following is a summary of the principal features of the Purchase Plan and is qualified in its entirety by reference to the complete text of the Purchase Plan as set forth as Appendix A to this Proxy Statement. Shareholders are urged to read the actual text of the Purchase Plan as set forth in Appendix A.

PURPOSE

    The purpose of the Purchase Plan is to facilitate employee ownership of the Corporation's Common Stock, thereby providing a broad-based incentive for employees to enhance the Corporation's performance through their services.

ADMINISTRATION

    The Purchase Plan is administered by a committee appointed by the Board of Directors of the Corporation (the "Plan Committee"). The Plan Committee has primary responsibility for administering and interpreting the Purchase Plan, assisted by the Corporation's payroll department and Norwest Bank Minnesota, N.A., the Plan Agent.

SHARES

    Under the Purchase Plan, 500,000 shares of Common Stock are available for issuance and purchase. The source for the Common Stock purchased under the Purchase Plan may be newly issued shares, treasury shares or shares purchased on the open market or in private transactions. Shares of Common Stock to be issued under the Purchase Plan are covered by a Registration Statement on Form S-8 filed by the Corporation with the Securities and Exchange Commission.

ELIGIBILITY AND PARTICIPATION

    Regular employees of the Corporation and any designated subsidiary who have been employed for at least 30 days are eligible to participate in the Purchase Plan, on a voluntary basis, if they meet certain conditions. To be eligible, an employee's customary employment must be greater than both 20 hours per week and five months in any calendar year.

    Eligible employees become participants in the Purchase Plan by filing with the Plan Committee an enrollment form authorizing payroll deductions and electing a payroll deduction amount. If the enrollment form is filed within the time period prescribed by the Purchase Plan, the employee will become a participant in the Purchase Plan on the first day of the next calendar quarter (each such date, an "Entry Date").

    Because participation in the Purchase Plan is voluntary and is dependent on each eligible employee's election to participate and his or her determination as to the level of payroll deductions, future purchases under the Purchase Plan are not determinable. Nonemployee directors are not eligible to participate in the Purchase Plan.

PAYROLL DEDUCTIONS

    The purchase price of the shares is accumulated by payroll deductions over the duration of each calendar quarter. The deducted amounts are credited to an account in the employee's name. The deductions may not exceed 20% of a participant's compensation, and the maximum deduction that may be made during each payroll period is $1,000. Payroll deductions commence on the first payday following an Entry Date and will continue at the same rate until terminated or changed as provided in the Purchase Plan.

PURCHASE OF STOCK; PURCHASE PRICE

    Unless the participant discontinues payroll deductions, on the first business day of each calendar quarter, each participant will be deemed, without further action, to have purchased shares of Common

Stock with the entire balance in his payroll deduction account. The price at which shares are sold to participating employees is equal to 85% of the lower of the fair market value of the Common Stock on (i) the first business day of the immediately preceding calendar quarter or (ii) the last business day of the immediately preceding calendar quarter. For purposes of the Purchase Plan, fair market value is defined as the closing price of the Corporation's Common Stock as reported on The Nasdaq Stock Market on the relevant date. Once purchased, the Plan Agent credits the shares to the participant's investment account, where it is held until the employee withdraws the stock or leaves the Corporation.

LIMITATION ON PURCHASES

    Notwithstanding the foregoing, participant purchases under the Purchase Plan are subject to certain limitations. During any one calendar year, a participant may not purchase, under the Purchase Plan or under any other plan qualified under Section 423 of the Code, shares of Common Stock having a fair market value (determined by reference to the fair market value on each date of purchase) in excess of $25,000. In addition, during any one calendar year, all participants who are corporate officers of the Corporation may not purchase, in the aggregate, more than half of the Common Stock purchased under the Purchase Plan during that calendar year. A participant's payroll deduction account may not be used to purchase Common Stock to the extent that, after a purchase under the Purchase Plan, the participant would, in the aggregate, own or hold outstanding options to purchase stock possessing 5% or more of the total combined voting power of the Corporation. Furthermore, if the number of shares which would otherwise be purchased exceeds the number of shares then available under the Purchase Plan, a pro rata allocation of the shares remaining will be made in as equitable a manner as is practicable.

WITHDRAWAL

    A participant may discontinue payroll deductions at any time during the first 2 1/2 months of a calendar quarter and receive a refund of the balance in his payroll deduction account accumulated during that calendar quarter. A participant may also elect to withdraw the shares held in his investment account as of the first business day of any calendar quarter. In either event, the employee may not resume participation in the Purchase Plan until the second Entry Date following his election to discontinue or following the withdrawal.

TERMINATION OF EMPLOYMENT

    Termination of a participant's employment for any reason, including retirement or death, cancels his participation in the Purchase Plan immediately. In such event, the payroll deductions credited to the participant's payroll deduction account and the shares in the participant's investment account will be returned to the participant, or, in the case of death, to the person or persons entitled thereto as specified by the employee.

CAPITAL CHANGES

    In the event of any changes in the capitalization of the Corporation, such as a stock split, stock dividend, recapitalization or merger in which the Corporation is the surviving company, appropriate adjustments will be made by the Plan Committee in the number and kind of shares subject to purchase, in the maximum number of shares which may be purchased under the Purchase Plan and in the purchase price of the shares.

MERGER, ASSET OR STOCK SALE

    If the Corporation is a party to a consolidation or merger in which it is not the surviving corporation, a transaction that results in the acquisition of substantially all of the Corporation's outstanding stock by a single person or entity or a sale or transfer of substantially all of the Corporation's assets, the Plan Committee may take such actions with respect to the Purchase Plan as it deems appropriate.

NONTRANSFERABILITY

    No rights or accumulated payroll deductions of a participant under the Purchase Plan may be pledged, assigned, transferred or otherwise disposed of in any way by the participant.

AMENDMENT AND TERMINATION OF THE PURCHASE PLAN

    The Board of Directors may at any time and for any reason amend or terminate the Purchase Plan. However, no amendment may be made to the Purchase Plan without approval by the shareholders of the Corporation if such amendment would increase the number of shares of Common Stock that may be issued under the Purchase Plan (other than an increase merely reflecting a change in the capitalization of the Corporation) or would change the designation of any corporation (other than a subsidiary of the Corporation) whose employees become eligible to participate in the Purchase Plan.

USE OF FUNDS

    All payroll deduction amounts held by the Corporation under the Purchase Plan are general assets of the Corporation, free of any trust or other restriction. No interest will accrue on the payroll deductions of a participant in the Purchase Plan.

FEDERAL INCOME TAX CONSEQUENCES

    The Purchase Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Section 423 of the Code. No income will be taxable to a participant until the shares purchased under the Purchase Plan are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant will generally be subject to tax, and the amount of the tax will depend upon the holding period. If the shares are sold or otherwise disposed of more than two years from the first day of the offering period (the "Statutory Holding Period"), then the participant will recognize ordinary income measured as the lesser of (i) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (ii) an amount equal to 15% of the fair market value of the shares as of the first day of the offering period. Any additional gain will be treated as long-term capital gain. If the shares are sold or otherwise disposed of before the expiration of the Statutory Holding Period, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the holding periods. The Corporation is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent that ordinary income is recognized by participants upon a sale or disposition of shares prior to the expiration of the Statutory Holding Period described above.

    The foregoing is only a summary of the effect of federal income taxation upon the participant and the Corporation with respect to the shares purchased under the Purchase Plan. Reference should be made to the applicable provisions of the Code. In addition, the summary does not purport to be complete, and does not discuss the tax consequences of the employee's death or the provisions of the income tax laws of any municipality, state or foreign country in which the employee may reside.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE EMPLOYEE STOCK
                                 PURCHASE PLAN.

       APPROVAL OF THE CORPORATION'S 1999 STOCK OPTION AND INCENTIVE PLAN
                             (ITEM 3 ON PROXY CARD)

    On April 14, 1999, the Corporation's Board of Directors adopted the 1999 Stock Option Plan. The shareholders of the Corporation adopted the 1999 Stock Option Plan on April 16, 1999. On February 22, 2000, the Board of Directors adopted certain amendments to the 1999 Stock Option Plan. The 1999 Stock Option Plan, as amended, is being submitted to the Corporation's shareholders for approval at the Annual Meeting for regulatory and tax purposes, including in order to qualify the 1999 Stock Option Plan under Section 162(m) of the Code (which section limits the deductibility of certain employee compensation).

    The following is a summary of the principal features of the 1999 Stock Option Plan, as amended. The summary is qualified in its entirety by reference to the complete text of the 1999 Stock Option Plan, as amended, as set forth as Appendix B to this Proxy Statement. Shareholders are urged to read the actual text of the 1999 Stock Option Plan as set forth in Appendix B.

PURPOSE

    The purpose of the 1999 Stock Option Plan is to promote the long-term interests of the Corporation and its shareholders by providing a means of attracting and retaining officers, key employees and consultants of the Corporation. The Corporation believes that employees who own shares of the Corporation's Common Stock will have a closer identification with the Corporation and greater motivation to work for the Corporation's success by reason of their ability as shareholders to participate in the Corporation's growth and earnings.

ELIGIBLE PERSONS

    Recipients of incentive awards under the 1999 Stock Option Plan must be, or have been at the time of grant, officers, key employees, consultants or other individuals as determined by the Compensation Committee. The Corporation presently has approximately 215 officers and employees who may be considered for incentive awards under the 1999 Stock Option Plan. No awards may be granted to Directors who are not also employees of the Corporation or one of its subsidiaries.

SHARES SUBJECT TO THE 1999 STOCK OPTION PLAN

    The 1999 Stock Option Plan reserves for issuance 3,750,000 shares of the Corporation's Common Stock, subject to adjustment in certain events. No individual participant may receive awards for more than 250,000 shares in any calendar year.

    The number of shares covered by an award under the 1999 Stock Option Plan reduces the number of shares available for future awards under the 1999 Stock Option Plan; however, any shares of restricted stock that ultimately are forfeited to the Corporation by the grantee will become available for further incentive awards under the 1999 Stock Option Plan. Similarly, if any stock option granted under the 1999 Stock Option Plan terminates or is surrendered or canceled without having been exercised in full, the number of shares then subject thereto is added back to the number of remaining available shares under the 1999 Stock Option Plan.

    As of February 29, 2000 options to purchase 508,300 shares of Common Stock were outstanding under the 1999 Stock Option Plan.

    The closing sale price of the Corporation's Common Stock on March 31, 2000, as quoted on The Nasdaq Stock Market and reported in The Wall Street Journal, was $43.00 per share.

ADMINISTRATION OF THE PLAN

    The 1999 Stock Option Plan is administered by the Compensation Committee, which is presently composed of three Directors, each of whom is a "non-employee Director" as provided under Rule 16b-3 of the Exchange Act, and an "outside Director" as provided in Section 162(m) of the Code. Subject to the terms of the 1999 Stock Option Plan, the Committee has sole authority to determine and designate those officers, key employees, consultants and other individuals who are to be granted incentive awards under the 1999 Stock Option Plan and the nature and terms of the incentive awards to be granted, including the number of shares to be subject to such awards. If the Compensation Committee does not exist, or for any other reason determined by the Board of Directors, the Board of Directors may take any action under the 1999 Stock Option Plan which would otherwise be the responsibility of the Compensation Committee.

GRANT OF STOCK OPTIONS

    With respect to the grant of stock options under the 1999 Stock Option Plan that are intended to qualify as incentive stock options under Section 422 of the Code, the option price must be at least 100% (or 110% in the case of any holder of more than 10% of the voting power of the Corporation) of the fair market value of the Corporation's Common Stock on the date of the grant of the stock option. The aggregate fair market value (determined on the date of grant) of the shares of stock subject to incentive stock options that become exercisable for the first time by a grantee in any calendar year may not exceed $100,000. The Compensation Committee establishes the exercise price of nonqualified stock options at the time the options are granted.

    The number and class of shares subject to an option will be adjusted by the Compensation Committee in the event of stock splits, stock dividends, recapitalizations and certain other events involving a change in the Corporation's capital.

    During the time that the 1999 Stock Option Plan has been in effect, the Named Executive Officers have received options to purchase the indicated numbers of shares of Common Stock as follows: Dr. Brown, Chairman, President and Chief Executive Officer--none; Mr. Gibbs, Executive Vice President of Administration and Corporate Development and Treasurer--none; Mr. Fleming, Vice President of Sales, The Americas--7,500; Mr. Ford, Vice President of Operations, Europe, Middle East and Africa--5,000; Mr. Shinsato, Vice President of Operations, Asia/Pacific--none. All current executive officers as a group have been granted options under the 1999 Stock Option Plan to purchase 106,250 shares of Common Stock. Additionally, options totaling 393,300 shares have been received by all employees of the Corporation as a group, other than executive officers, pursuant to the 1999 Stock Option Plan. The preceding numbers represent all option grants pursuant to the 1999 Stock Option Plan up to February 29, 2000, including options which have been forfeited or canceled. None of the current Directors who are not executive officers or the nominee for Director has been granted any options to purchase shares of Common Stock under the 1999 Stock Option Plan.

EXERCISE OF STOCK OPTIONS

    No incentive stock option granted under the 1999 Stock Option Plan may be exercised more than ten years, or five years in the case of any holder of more than 10% of the voting power of the Corporation, (or such shorter period as the Compensation Committee may determine) from the date it is granted or unless some types of employment terminations require a shorter period. Nonqualified stock options may be exercised during such period as the Compensation Committee determines at the time of grant.

    Except as otherwise determined by the Compensation Committee, stock options granted under the 1999 Stock Option Plan become exercisable in 25% increments annually, beginning on the first anniversary of the date of grant.

    Unless otherwise determined by the Compensation Committee, generally if a grantee's employment with the Corporation or a subsidiary is terminated for cause, such grantee's options expire at the date of termination. Generally, if a grantee's employment is terminated voluntarily by the grantee for any reason other than death or disability, or by reason of retirement, the grantee may exercise any vested options within the one-month period immediately following the date of termination. With respect to any option that is not exercisable on the date a grantee's employment with the Corporation or a subsidiary is terminated, that option shall terminate and be forfeited effective on such date.

RESTRICTED STOCK

    Incentive awards may be made in the form of restricted stock, in which case the participant would be granted shares of the Corporation's Common Stock, which shares would be subject to such forfeiture provisions and transfer restrictions as the Compensation Committee determined at the time of grant. Pending the lapse of such forfeiture provisions and transfer restrictions, certificates representing restricted stock would be held by the Corporation, but the grantee generally would have all of the rights of a shareholder, including the right to vote the shares and the right to receive all dividends thereon.

    While restricted stock would be subject to forfeiture provisions and transfer restrictions for a period or periods of time, the 1999 Stock Option Plan does not set forth any minimum or maximum duration for such provisions and restrictions. It is expected that the terms of restricted stock awards ordinarily will provide that the restricted stock will be forfeited to the Corporation if the grantee ceases to be employed by the Corporation prior to the lapse of the forfeiture provisions and transfer restrictions, subject to exceptions for death, disability or retirement while employed by the Corporation. The Compensation Committee has the discretion to determine whether an award of restricted stock will vest upon the lapse of certain time period(s) or upon the achievement of specified performance goals (if intended to qualify as "performance-based compensation" under Section 162(m) of the Code). The business criteria for performance goals may be one or more of the return on equity, total revenues, net earnings or earnings per share of the Corporation for a calendar year as selected by the Compensation Committee.

    As of the date of this Proxy Statement, the Corporation has not made any awards of restricted stock.

PAYMENT FOR SHARES; LOANS BY THE CORPORATION

    The Compensation Committee may permit payment of the exercise price of stock options to be made in cash, by the surrender of Common Stock valued at its then fair market value, through a cashless exercise or by such other means (including a combination of stock so valued and cash) as it deems appropriate.

    The 1999 Stock Option Plan empowers the Corporation to make loans to grantees in connection with the exercise of stock options or the ownership of restricted stock, up to the following amounts:

    (1) With respect to the exercise of stock options, the sum of the exercise price and the amount of income taxes reasonably estimated to be payable by the grantee in connection with such exercise; or

    (2) With respect to restricted stock, the amount of income taxes reasonably estimated to be payable by the grantee in connection with the ownership of the restricted stock.

    Loans made under the terms of the 1999 Stock Option Plan bear interest at such rates as the Corporation shall impose from time to time. No loan may have an initial term exceeding three years, but the loan may be renewed at the discretion of the Compensation Committee. With the consent of the Compensation Committee, loans may be repaid in shares of Common Stock at their then fair market value. Loans may, but are not required to be, secured by shares of Common Stock.

MISCELLANEOUS PROVISIONS

    Except in the case of grants of restricted stock which are intended to qualify as "performance-based compensation" under Section 162(m) of the Code, the Compensation Committee may accelerate the period of exercise or vesting of any incentive award, either absolutely or contingently, for such reasons as the Compensation Committee may deem appropriate.

    Unless otherwise provided by the Compensation Committee, upon the occurrence of a change in control of the Corporation, the forfeiture provisions and transfer restrictions applicable to any shares of restricted stock shall lapse and all options granted under the 1999 Stock Option Plan shall become exercisable in full.

AMENDMENT OF THE PLAN

    The Board may at any time terminate or amend the 1999 Stock Option Plan. No amendments to the 1999 Stock Option Plan will require shareholder approval unless such approval is required by applicable law or the requirements of The Nasdaq Stock Market, or unless the change involves some types of increases in the number of shares subject to the 1999 Stock Option Plan.

FEDERAL INCOME TAX CONSEQUENCES

    The following is a brief summary of the principal federal income tax consequences of awards under the 1999 Stock Option Plan. The summary is based on current federal income tax laws and interpretations thereof, all of which are subject to change at any time, possibly with retroactive effect. The summary is not intended to be exhaustive.

    LIMITATION ON AMOUNT OF DEDUCTION. The Corporation generally will be entitled to a tax deduction for awards under the 1999 Stock Option Plan only to the extent that the participants recognize ordinary income from the award.
Section 162(m) of the Code contains special rules regarding the federal income tax deductibility of compensation paid to the Corporation's Chief Executive Officer and to each of the other four most highly compensated executive officers of the Corporation. The general rule is that annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000 or it qualifies as "performance-based compensation" under
Section 162(m). The 1999 Stock Option Plan has been designed to permit the Compensation Committee to grant awards which qualify for deductibility under
Section 162(m).

    TAXATION OF ORDINARY INCOME AND CAPITAL GAINS. Subject to certain exceptions, the maximum rate of tax on net capital gains from the sale or exchange of capital assets is 20%. "Net capital gain" is the excess of net long-term capital gain over net short-term capital loss. Short-term capital gains are taxed at the same rates applicable to ordinary income. Gains or losses from the sale or exchange of capital assets will be "long term" if the capital asset was held for more than one year and "short term" if the capital asset was held for one year or less. For taxpayers with certain income levels, the marginal tax rate applicable to ordinary income can range up to 39.6%. The classification of income as ordinary income or capital gain is also relevant for income tax purposes for taxpayers who have capital losses and investment interest.

    NONQUALIFIED STOCK OPTIONS. An employee who is granted a nonqualified option does not recognize taxable income upon the grant of the option, and the Corporation is not entitled to a tax deduction. The employee will recognize ordinary income upon the exercise of the option in an amount equal to the excess of the fair market value of the option shares on the exercise date over the option price. Such income will be treated as compensation to the employee subject to applicable withholding requirements. The Corporation is generally entitled to a tax deduction in an amount equal to the amount taxable to the employee as ordinary income in the year the income is taxable to the employee.

    The employee may also be required to recognize gain or loss upon the sale of the option shares. If the selling price of the option shares exceeds the employee's basis in the shares, the employee will recognize long-term capital gain if the option shares were held for more than one year, and short-term capital gain if the shares were held for one year or less. If the selling price of the option shares is less than the employee's basis in the shares, the employee will recognize long-term or short-term capital loss depending on how long the shares were held. The employee's basis in the option shares will equal the amount of ordinary income recognized by the employee upon exercise of the option, plus any cash paid to exercise the option.

    INCENTIVE STOCK OPTIONS. An employee who receives an incentive stock option does not recognize taxable income upon the grant or exercise of the option, and the Corporation is not entitled to a tax deduction. The difference between the option price and the fair market value of the option shares on the date of exercise, however, will be treated as a tax preference item for purposes of determining the alternative minimum tax liability, if any, of the employee in the year of exercise. The Corporation will not be entitled to a deduction with respect to any item of tax preference.

    An employee will recognize gain or loss upon the disposition of shares acquired from the exercise of incentive stock options. The nature of the gain or loss depends on how long the option shares were held. If the option shares are not disposed of pursuant to a "disqualifying disposition" (I.E., no disposition occurs within two years from the date the option was granted nor one year from the date of exercise), the employee will recognize long-term capital gain or capital loss depending on the selling price of the shares. If option shares are sold or disposed of as part of a disqualifying disposition, the employee must recognize ordinary income in an amount equal to the lesser of the amount of gain recognized on the sale, or the difference between the fair market value of the option shares on the date of exercise and the option price. Any additional gain will be taxable to the employee as a long-term or short-term capital gain, depending on how long the option shares were held. The Corporation is generally entitled to a deduction in computing its federal income taxes for the year of disposition in an amount equal to any amount taxable to the employee as ordinary income.

    RESTRICTED STOCK. An employee who receives an award of restricted stock generally will not recognize taxable income at the time of the award, nor will the Corporation be entitled to a tax deduction at that time, unless the employee makes an election under Section 83(b) of the Code to recognize the income upon the receipt of the restricted stock. If the election is not made, the employee will recognize ordinary income at such time as the transfer and forfeiture restrictions applicable to such stock lapse, in an amount equal to the aggregate fair market value of the shares, as of the date such restrictions lapsed. The Corporation is generally entitled to a deduction in computing its federal income taxes in an amount equal to the ordinary income taxable to the employee. Such deduction would be available in the year in which the income is taxable to the employee. Upon disposition of the shares, any amount received in excess of the fair market value of the shares on the date such restrictions lapsed would be treated as long-term or short-term capital gain, depending upon the employee's holding period following such lapse. Dividends or other distributions of property (other than a distribution of Common Stock of the Corporation) with respect to restricted stock prior to the lapse of the transfer and forfeiture restrictions related thereto would constitute ordinary income to the employee and the Corporation would be entitled to a deduction at the same time and in the same amount.

    Pursuant to the provisions of Section 83(b) of the Code, an employee who receives restricted stock may elect to be taxed at the time of the award. If the employee so elects, the full value of the shares (without regard to restrictions) at the time of the grant, less any amount paid by the employee, will be taxed to the participant as ordinary income and will be deductible by the Corporation. Dividends paid with respect to the shares during the period of restriction will be taxable as dividends to the participant and not deductible by the Corporation. If, after making an election pursuant to Section 83(b), any shares are subsequently forfeited, the employee will be entitled to a capital loss deduction.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL
                  OF THE 1999 STOCK OPTION AND INCENTIVE PLAN.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Pursuant to Section 16(a) of the Exchange Act, the Corporation's executive officers, Directors and holders of more than ten percent of the Corporation's outstanding shares ("Insiders") file reports (on prescribed forms) of their beneficial ownership of the Corporation's stock with the Securities and Exchange Commission and furnish copies of such forms to the Corporation. Based solely on a review of the copies of such forms furnished to the Corporation, or written representations that no Form 5 was required to be filed, the Corporation believes that, during its fiscal year commencing January 1, 1999, and ending December 31, 1999, all Forms 3, 4 and 5 required by Section 16(a) to be filed by Insiders were filed on a timely basis.

           RELATIONSHIP WITH INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

    The Board of Directors of the Corporation, on the recommendation of the Audit Committee, has reappointed Ernst & Young LLP as the Corporation's independent certified public accountants for the calendar year ending
December 31, 2000. This accounting firm has audited the financial statements of the Corporation continuously since calendar year 1995. Representatives of Ernst & Young LLP will be present at the Annual Meeting of Shareholders, will have the opportunity to make any statements they desire and may respond to appropriate questions.

              OTHER BUSINESS AT THE ANNUAL MEETING OF SHAREHOLDERS

    The Board of Directors is not aware of any business which properly may be presented for action at the meeting other than the matters set forth in the Notice of Annual Meeting. Should any other matter requiring a vote of the shareholders properly arise, the enclosed proxy gives discretionary authority to the persons named in the proxy to vote on such matters in accordance with their best judgment.

        DATE OF RECEIPT OF SHAREHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

    All shareholder proposals intended for inclusion in the Corporation's 2001 proxy materials and for presentation at the Corporation's 2001 Annual Meeting of Shareholders must be received by the Corporation (Attn: Corporate Secretary) at the principal executive offices of the Corporation not later than December 11, 2000. In addition, the Corporation's By-Laws establish procedures for shareholder nominations for election of Directors and bringing business before the Annual Meeting of the Corporation's shareholders. Among other requirements, to bring business before the 2001 Annual Meeting or to nominate a person for election as a Director, a shareholder must give written notice to the Secretary of the Corporation not less than 90 days nor more than 120 days prior to May 16, 2001. However in the event the 2001 Annual Meeting is advanced by more than 30 days or delayed by more than 60 days from May 16, 2001, the written notice must be delivered not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. The notice must contain certain information concerning the proposed business or the nominee and the shareholder making the proposal. Any shareholder interested in making a nomination or proposal should request a copy of the applicable By-Law provisions from the Secretary of the Corporation.

                                          By order of the Board of Directors,
                                          Interactive Intelligence, Inc.

                                          /s/ Michael J. Tavlin

                                          Michael J. Tavlin
                                          CORPORATE SECRETARY

Indianapolis, Indiana
April 10, 2000

                                   APPENDIX A
                         INTERACTIVE INTELLIGENCE, INC.
                          EMPLOYEE STOCK PURCHASE PLAN

    SECTION 1. DESIGNATION AND PURPOSE OF PLAN. The name of this Plan is the Interactive Intelligence, Inc. Employee Stock Purchase Plan. The purpose of the Plan is to provide incentives, through the ownership of Company common stock, for employees to enhance Company performance through their services. The Plan is intended to comply, and should be interpreted where possible to comply, with the terms of Code section 423.

    SECTION 2. DEFINITIONS. As used in the Plan, the following terms, when capitalized, have the following meanings:

        (a) "Agent" means Norwest Bank Minnesota, N.A., or any successor agent selected by the Company.

        (b) "Beneficiary" means, with respect to a Participant, the individual or estate designated, pursuant to Section 11, to receive the Participant's Payroll Deduction Account balance and Investment Account assets in the event of the Participant's death.

        (c) "Board" means the Board of Directors of the Company.

        (d) "Code" means the Internal Revenue Code of 1986, as amended from time to time, and its interpretive rules and regulations.

        (e) "Committee" means the Employee Stock Purchase Plan Committee established pursuant to Section 12 to administer the Plan.

        (f) "Common Stock" means the Company's common stock, $0.01 par value.

        (g) "Company" means Interactive Intelligence, Inc. and any successor by merger, consolidation or otherwise.

        (h) "Compensation" means, with respect to an Eligible Employee for a calendar year, the Eligible Employee's wages, salary, commissions, bonuses, and other remuneration for services, including salary reduction contributions pursuant to elections under a plan subject to Code sections 125 or 401(k).

        (i) "Designated Subsidiary" means any Subsidiary of the Company that is designated from time to time by the Committee to permit the employees of that Subsidiary to participate in the Plan.

        (j) "Effective Date" means April 1, 2000, subject to approval of the Plan by the Company's shareholders within 12 months of the Plan's adoption.

        (k) "Eligible Employee" means any employee of the Company or any Designated Subsidiary that meets the eligibility requirements of Section 4.

        (l) "Enrollment Form" means the form filed with the Committee authorizing payroll deductions pursuant to Section 5.

        (m) "Entry Date" means the first day of each calendar quarter that coincides with or follows the Effective Date.

        (n) "Fair Market Value" means, with respect to any Investment Date, the lower closing price, as reported on The Nasdaq Stock Market, on the first or last business day of the immediately preceding calendar quarter.

        (o) "Investment Account" means the account established for each Participant to hold Common Stock purchased under the Plan pursuant to
    Section 6.

        (p) "Investment Date" means the first business day of each calendar quarter after the Effective Date, on which shares of Common Stock are or could be traded on The Nasdaq Stock Market.

        (q) "Participant" means an Eligible Employee who elects to participate in the Plan by filing an Enrollment Form pursuant to Section 5 and who has not ceased to participate in the Plan pursuant to Section 10.

        (r) "Payroll Deduction Account" means the account established for a Participant to hold payroll deductions pursuant to Section 5.

        (s) "Plan" means this instrument and the employee stock purchase plan established by this instrument.

        (t) "Purchase Price" means the price for each whole and fractional share of Common Stock, including those purchased by dividend reinvestment, which shall be 85% of the Fair Market Value of such whole or fractional share as of the Investment Date.

        (u) "Subsidiary" means any corporation which is a "subsidiary corporation" of the Company as such term is defined in Section 424 of the Code.

    SECTION 3. SHARES RESERVED FOR THE PLAN. The Company shall reserve for issuance and purchase by employees under the Plan an aggregate of 500,000 shares of Common Stock, subject to adjustment as provided in Section 14. Shares subject to the Plan shall be authorized but unissued shares, treasury shares or shares purchased on the open market or in private transactions. Shares needed to satisfy the Plan may be acquired from the Company or by purchases at the Company's expense on the open market or in private transactions.

    SECTION 4. ELIGIBLE EMPLOYEES. All employees of the Company or any Designated Subsidiary are eligible to participate in the Plan, except the following:

        (a) any employee who had not been employed for more than 30 days prior to the Entry Date;

        (b) any employee whose customary employment is 20 hours or less per week; and

        (c) any employee whose customary employment is for not more than 5 months in a calendar year.

    SECTION 5. ELECTION TO PARTICIPATE. Each Eligible Employee may become a Participant on the Entry Date that coincides with or follows the date he first becomes an Eligible Employee, by complying with this Section.

        (a) The Eligible Employee shall file with the Committee an Enrollment Form authorizing specified regular payroll deductions from his Compensation.

        (b) Regular payroll deductions shall be subject to a minimum deduction of 1% and a maximum deduction of 20% of Compensation for the payroll period and to a maximum deduction per payroll period of $1000.

        (c) The Company shall hold all payroll deduction amounts as part of its general assets, but shall credit each Participant's payroll deduction amounts, without interest, to a Payroll Deduction Account in his name.

        (d) To begin participation as of an Entry Date, an Eligible Employee must file his Enrollment Form with the Committee not less than 14 days before that Entry Date, unless a shorter period of time is prescribed by the Committee. An Enrollment Form not filed within the prescribed filing period shall be effective the second Entry Date following the filing of the Enrollment Form.

        (e) A Participant may increase or decrease his payroll deduction, effective as of the next Entry Date, by filing a new Enrollment Form.

        (f) At any time during the first 2 1/2 months of a calendar quarter, a Participant may elect to terminate his payroll deductions and receive a refund of the balance in his Payroll Deduction Account accumulated during that calendar quarter. In that event, he shall not again become a Participant until the second Entry Date following his election to terminate.

    SECTION 6. PARTICIPANT PURCHASES AND INVESTMENT ACCOUNTS. On each Investment Date, each Participant shall be deemed, without further action, to have purchased shares of Common Stock with the entire balance in his Payroll Deduction Account, and the Agent shall credit the purchased shares to the Participant's Investment Account.

        (a) The Participant shall be credited with the number of whole and fractional shares (rounded to three decimal places) that his Payroll Deduction Account balance can purchase at the Purchase Price on that Investment Date.

        (b) All dividends paid with respect to the whole and fractional shares of the Common Stock and shares so purchased shall be reinvested in Common Stock and added to the shares held for a Participant in his Investment Account.

        (c) Expenses incurred in the purchase of shares and the expenses of the Agent shall be paid by the Company.

    SECTION 7. LIMITATION ON PURCHASES. Participant purchases are subject to the following limitations:

        (a) During any one calendar year, a Participant may not purchase, under the Plan or under any other plan qualified under Code section 423, shares of Common Stock having a Fair Market Value (determined by reference to the Fair Market Value on each date of purchase) in excess of $25,000.

        (b) During any one calendar year, all Participants who are corporate officers of the Company may not purchase, in the aggregate, more than 50% of the Common Stock purchased under the Plan during that calendar year.

        (c) A Participant's Payroll Deduction Account may not be used to purchase Common Stock on any Investment Date to the extent that, after such purchase, the Participant would own (or be considered as owning within the meaning of Code section 424(d)) stock possessing 5% or more of the total combined voting power of the Company. For this purpose, stock that the Participant may purchase under any outstanding option shall be treated as owned by such Participant. As of the first Investment Date on which this paragraph limits a Participant's ability to purchase Common Stock, the Participant's payroll deductions shall terminate, and he shall receive a refund of the balance in his Payroll Deduction Account.

    SECTION 8. STOCK PURCHASES BY AGENT. As of each Investment Date, the Agent shall acquire, using the accumulated balances of all Participants' Payroll Deduction Accounts, shares of Common Stock to be credited to those Participants' Investment Accounts.

        (a) The Agent shall acquire shares issued or held as treasury shares by the Company or, if directed by the Committee, by purchases on the open market or in private transactions.

        (b) If shares are purchased in one or more transactions on the open market or in private transactions at the direction of the Committee, the Company will pay the Agent the difference between the Purchase Price and the price at which such shares are purchased for Participants.

    SECTION 9. INVESTMENT ACCOUNT WITHDRAWALS. Upon 5 business days advance written notice to the Agent, a Participant may elect as of any Investment Date to withdraw the assets in his Investment Account.

        (a) The Participant may elect to obtain a certificate for the whole shares of Common Stock credited to his Investment Account. As a condition of participation in the Plan, each Participant agrees to notify the Company if he sells or otherwise disposes of any of his shares of Common Stock within two years of the Entry Date immediately preceding the Investment Date on which such shares were purchased.

        (b) The Participant may elect that all shares in his Investment Account be sold and that the proceeds, less expenses of sale, be remitted to him.

        (c) In either event, the Agent will sell any fractional shares held in the Investment Account and remit the proceeds of such sale, less selling expenses, to the Participant.

        (d) If a Participant withdraws the assets in his Investment Account, he shall cease to be a Participant and shall not again become a Participant until the second Entry Date following the withdrawal.

    SECTION 10. CESSATION OF PARTICIPATION. If a Participant dies, terminates employment, or withdraws assets from his Investment Account, he shall cease to participate in the Plan, the Company shall refund the balance in his Payroll Deduction Account, and the Agent shall distribute the assets in his Investment Account.

        (a) In the event of the Participant's death, his Payroll Deduction Account balance and his Investment Account assets shall be distributed to his Beneficiary.

        (b) If the Participant terminates employment, his Payroll Deduction Account balance and his Investment Account assets shall be distributed to him.

        (c) Upon distribution, the Participant or, in the event of his death, his Beneficiary may elect to obtain a certificate for the whole shares of Common Stock credited to the Participant's Investment Account or may elect that any whole shares in his Investment Account be sold. In that event, the Agent will sell such whole shares and any fractional shares held in the Investment Account and remit the proceeds of such sale, less selling expenses.

    SECTION 11. BENEFICIAL INTERESTS IN PLAN. Each Payroll Deduction Account and each Investment Account shall be in the name of the Participant. A Participant may designate a Beneficiary to receive his interests in both accounts in the event of his death by complying with procedures prescribed by the Committee. If a Participant dies without having designated a Beneficiary, or if the Beneficiary does not survive the Participant, the Participant's estate shall be his Beneficiary.

    SECTION 12. ADMINISTRATION OF THE PLAN. The Plan shall be administered by the Employee Stock Purchase Plan Committee.

        (a) The Committee shall consist of not less than three members appointed by the Board. The Board from time to time may fill vacancies in the Committee.

        (b) Subject to the express provisions of the Plan, the Committee shall have the authority to take any and all actions (including directing the Agent as to the acquisition of shares) necessary to implement the Plan and to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, and to make all other determinations necessary or advisable in administering the Plan. All of such determinations shall be final and binding upon all persons.

        (c) A quorum of the Committee shall consist of a majority of its members and the Committee may act by vote of a majority of its members at a meeting at which a quorum is present, or without a meeting by a written consent to their action taken signed by all members of the Committee.

        (d) The Committee may request advice or assistance or employ such other persons as are necessary for proper administration of the Plan.

    SECTION 13. RIGHTS NOT TRANSFERABLE. Rights under the Plan are not transferable by a Participant.

    SECTION 14. CHANGE IN CAPITAL STRUCTURE. Despite anything in the Plan to the contrary, the Committee may take the following actions without the consent of any Participant or Beneficiary, and the Committee's determination shall be conclusive and binding on all persons for all purposes.

        (a) In the event of a stock dividend, stock split or combination of shares, recapitalization or merger in which the Company is the surviving corporation or other change in the Company's capital stock (including, but not limited to, the creation or issuance to shareholders generally of rights, options or warrants for the purchase of common stock or preferred stock of the Company), the number and kind of shares of stock or securities of the Company to be subject to the Plan, the maximum number of shares or securities which may be delivered under the Plan, the selling price and other relevant provisions shall be appropriately adjusted by the Committee, whose determination shall be binding on all persons.

        (b) If the Company is a party to a consolidation or a merger in which the Company is not the surviving corporation, a transaction that results in the acquisition of substantially all of the Company's outstanding stock by a single person or entity, or a sale or transfer of substantially all of the Company's assets, the Committee may take such actions with respect to the Plan as the Committee deems appropriate.

    SECTION 15. AMENDMENT OF THE PLAN. The Board may at any time, or from time to time, amend the Plan in any respect. The shareholders of the Company, however, must approve any amendment that would increase the number of shares of Common Stock that may be issued under the Plan (other than an increase merely reflecting a change in capitalization of the Company) or a change in the designation of any corporations (other than a Subsidiary) whose employees become Eligible Employees under the Plan.

    SECTION 16. TERMINATION OF THE PLAN. The Plan and all rights of employees and beneficiaries under the Plan shall terminate:

        (a) on the Investment Date that Participants become entitled to purchase a number of shares greater than the number of reserved shares remaining available for purchase; or

        (b) at any date at the discretion of the Board.

In the event that the Plan terminates under circumstances described in
(a) above, reserved shares remaining as of the termination date shall be issued to Participants on a prorata basis. Upon termination of the Plan, each Participant shall receive the balance in his Payroll Deduction Account and all shares in his Investment Account.

    SECTION 17. INDEMNIFICATION OF COMMITTEE. Members of the Committee shall be entitled to indemnification and reimbursement to the same extent applicable to directors of the Company pursuant to its Articles of Incorporation and Bylaws.

    SECTION 18. GOVERNMENT REGULATIONS. The Plan, the grant and exercise of the rights to purchase shares under the Plan, and the Company's obligation to sell and deliver shares upon the exercise of rights to purchase shares, shall be subject to all applicable federal, state and foreign laws, rules and regulations, and to such approvals by any regulatory or government agency as may, in the opinion of counsel for the Company, be required.

    INTERACTIVE INTELLIGENCE, INC. has caused this Interactive
Intelligence, Inc. Employee Stock Purchase Plan to be adopted as of April 1,
2000.

                                   APPENDIX B

                           INTERACTIVE INTELLIGENCE, INC.
                      1999 STOCK OPTION AND INCENTIVE PLAN
     (RESTATED TO REFLECT ALL AMENDMENTS ADOPTED THROUGH FEBRUARY 22, 2000)

    1. PLAN PURPOSE. The purpose of the Plan is to promote the long-term interests of the Company and its shareholders by providing a means for attracting and retaining officers and key employees of the Company and its Affiliates.

    2.  DEFINITIONS.  The following definitions are applicable to the Plan:

    "Affiliate"--means any "parent corporation" or "subsidiary corporation" of the Company as such terms are defined in Section 424(e) and (f), respectively, of the Code and any other corporation or other entity (including partnerships, limited liability companies, and joint ventures) controlled by or under common control with the Company.

    "Award"--means, individually or collectively, the grant by the Committee of an Incentive Stock Option, a Non-Qualified Stock Option, or Restricted Stock, or any combination thereof, as provided in the Plan.

    "Board or Board of Directors"--means the Board of Directors of the Company.

    "Cashless Exercise"--means, if there is a public market for the Shares, the payment of the Exercise Price (a) through a "same day sale" commitment from the Participant and an NASD Dealer whereby the Participant irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased in order to pay the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such stock to forward the Exercise Price directly to the Company, or
(b) through a "margin" commitment from the Participant and an NASD Dealer whereby the Participant irrevocably elects to exercise the Option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the Exercise Price and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company.

    "Cause"--means, for purposes of determining whether and when a Participant has incurred a Termination of Continuous Service for Cause, any act or failure to act which permits the Company to terminate the written agreement or arrangement between the Participant and the Company or an Affiliate for "cause" as defined in such agreement or arrangement or, in the event there is no such agreement or arrangement or the agreement or arrangement does not define the term "cause," then "Cause" for purposes of the Plan shall mean any act or failure to act deemed to constitute "cause" under the Company's established and applied practices, policies or guidelines applicable to the Participant.

    "Change in Control"--means each of the events specified in the following clauses (i) through (iii): (i) any third person, including a "group" as defined in Section 13(d)(3) of the Exchange Act shall, after the date of the adoption of the Plan by the Board, first become the beneficial owner of Shares of the Company with respect to which 25% or more of the total number of votes for the election of the Board of Directors of the Company may be cast, (ii) as a result of, or in connection with, any cash tender offer, exchange offer, merger or other business combination, sale of assets or contested election, or combination of the foregoing, the persons who were directors of the Company shall cease to constitute a majority of the Board of Directors of the Company or (iii) the stockholders of the Company shall approve an agreement providing either for a transaction in which the Company will cease to be an independent publicly owned entity or for a sale or other disposition of all or substantially all the assets of the Company.

    "Code"--means the Internal Revenue Code of 1986, as amended.

    "Committee"--means the Committee referred to in Section 3 hereof.

    "Company"--means Interactive Intelligence, Inc., an Indiana corporation.

    "Continuous Service"--means the absence of any interruption or termination of service as an employee of the Company or an Affiliate. Service shall not be considered interrupted in the case of sick leave, military leave, or any other leave of absence approved by the Company or in the case of any transfer between the Company and an Affiliate or any successor to the Company.

    "Disability"--means a mental or physical illness that entitles the Participant to receive benefits under the long-term disability plan of the Company or an Affiliate. Notwithstanding the foregoing, a Disability shall not qualify under the Plan if it is the result, as determined by the Committee, of
(a) an intentionally self-inflicted injury or an intentionally self-induced sickness, or (b) an injury or disease contracted, suffered or incurred while participating in a criminal offense. The determination of a Disability for purposes of the Plan shall not be construed to be an admission of a disability for any other purpose.

    "Employee"--means any person, including an officer or director, who is employed by the Company or any Affiliate.

    "Exchange Act"--means the Securities Exchange Act of 1934, as amended.

    "Exercise Price"--means the price per Share at which the Shares subject to an Option may be purchased upon exercise of such Option.

    "Incentive Stock Option"--means an option to purchase Shares granted by the Committee pursuant to the terms of the Plan which is intended to qualify under
Section 422 of the Code.

    "Market Value"--means the last reported sale price on the date in question (or, if there is no reported sale on such date, on the last preceding date on which any reported sale occurred) of one Share on the principal exchange on which the Shares are listed for trading, or if the Shares are not listed for trading on any exchange, on the NASDAQ National Market System or any similar system then in use, or, if the Shares are not listed on the NASDAQ National Market System, the mean between the closing high bid and low asked quotations of one Share on the date in question as reported by NASDAQ or any similar system then in use, or, if no such quotations are available, the fair market value on such date of one Share as the Committee shall determine.

    "NASD Dealer"--means a broker-dealer who is a member of the National Association of Securities Dealers, Inc.

    "Non-Qualified Stock Option"--means an option to purchase Shares granted by the Committee pursuant to the terms of the Plan, which option is not intended to qualify under Section 422 of the Code.

    "Option"--means an Incentive Stock Option or a Non-Qualified Stock Option.

    "Participant"--means any officer, key employee, or consultant of the Company or any Affiliate or any other individual who is selected by the Committee to receive an Award.

    "Plan"--means the Interactive Intelligence, Inc. 1999 Stock Option and Incentive Plan, as set forth in this instrument and as hereafter amended from time to time.

    "Reorganization"--means the liquidation or dissolution of the Company or any merger, consolidation or combination of the Company (other than a merger, consolidation or combination in which the Company is the continuing entity and which does not result in the outstanding Shares being converted into or exchanged for different securities, cash or other property or any combination thereof).

    "Restricted Period"--means the period of time selected by the Committee for the purpose of determining when restrictions are in effect under Section 10 hereof with respect to Restricted Stock awarded under the Plan.

    "Restricted Stock"--means Shares which have been contingently awarded to a Participant by the Committee subject to the restrictions referred to in
Section 10 hereof, so long as such restrictions are in effect.

    "Retirement"--means the date on which a Participant attains age sixty-five
(65) or such other "normal retirement age" as the Company shall specify in its written policies.

    "Securities Act"--means the Securities Act of 1933, as amended.

    "Shares"--means the common stock, $.01 par value, of the Company and shall include common stock as it may be changed from time to time as described in
Section 11 hereof.

    "Termination of Continuous Service"--means the occurrence of any act or event or any failure to act whether pursuant to an employment agreement or otherwise that actually or effectively causes or results in a Participant ceasing, for whatever reason, to be an Employee of the Company or an Affiliate, including, but not limited to, death, Disability, Retirement, termination by the Company or an Affiliate of the Participant's employment with the Company or an Affiliate (whether with or without Cause), and voluntary resignation or termination by the Participant of his or her employment with the Company or an Affiliate. A Termination of Continuous Service also shall occur with respect to an Employee who is employed by an Affiliate if the Affiliate shall cease to be an Affiliate of the Company and the Participant shall not immediately thereafter become an Employee of the Company or another Affiliate. For purposes of the Plan, transfers or changes of employment of a Participant between the Company and an Affiliate (or between Affiliates) shall not be deemed a Termination of Continuous Service.

    3. ADMINISTRATION. The Plan shall be administered by the Committee, which shall consist of two or more members of the Board, each of whom shall be a "non-employee director" as provided under Rule 16b-3 of the Exchange Act, and an "outside director" as provided under Section 162(m) of the Code. Failure by the Committee to be so comprised shall not result in the cancellation, termination, expiration, or lapse of any Award. The members of the Committee shall be appointed by the Board. If the Committee does not exist, or for any other reason determined by the Board, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee. Except as limited by the express provisions of the Plan, the Committee shall have sole and complete authority and discretion to (a) select Participants and grant Awards;
(b) determine the number of Shares to be subject to and the types of Awards generally, as well as to individual Awards granted under the Plan;
(c) determine the terms and conditions upon which Awards shall be granted under the Plan; (d) prescribe the form and terms of instruments evidencing such grants; (e) establish procedures and regulations for the administration of the Plan; (f) construe and interpret the Plan, any Award agreement executed in connection therewith, and any other agreements or instruments entered into under the Plan; (g) make all determinations deemed necessary or advisable for the administration of the Plan; and (h) establish, amend, or waive rules and regulations for the administration of the Plan.

    A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all members of the Committee without a meeting, shall be acts of the Committee. All determinations and decisions made by the Committee pursuant to the provisions of the Plan shall be final, conclusive, and binding on all persons, and shall be given the maximum deference permitted by law. Each Award shall be evidenced by a written agreement between the Company and the Participant and shall contain such terms and conditions established by the Committee consistent with the provisions of the Plan. Any notice or document required to be given to or filed with the Committee will be properly given or filed if hand delivered (and a delivery receipt is received) or mailed by certified mail, return receipt requested, postage paid, to the Committee at 8909 Purdue Road, Suite 300, Indianapolis, Indiana 46268.

    4. PARTICIPANTS. The Committee may select from time to time Participants from those officers, key employees and consultants of the Company or its Affiliates and such other individuals who, in the opinion of the Committee, have the capacity for contributing in a substantial measure to the successful performance of the Company or its Affiliates. Neither the Plan nor any Award agreement executed under the Plan shall constitute a contract of employment between a Participant and the Company or an Affiliate, and participation in the Plan shall not give a Participant the right to be rehired by or retained in the employment of the Company or an Affiliate.

    5. SHARES SUBJECT TO PLAN. Subject to adjustment by the operation of Sections 11 and 12 hereof, the maximum number of Shares with respect to which Awards may be granted under the Plan is Three Million Seven Hundred Fifty Thousand (3,750,000) Shares. The number of Shares which may be granted under the Plan to any Participant during any calendar year of the Plan, under all forms of Awards, shall not exceed Two Hundred Fifty Thousand (250,000) Shares. The Shares with respect to which Awards may be made under the Plan may either be authorized and unissued Shares or unissued Shares heretofore or hereafter reacquired and held as treasury Shares. With respect to any Option which terminates or is surrendered for cancellation or with respect to Restricted Stock which is forfeited, new Awards may be granted under the Plan with respect to the number of Shares as to which such termination or forfeiture has occurred.

    Subject to the limitations set forth in the Plan, the Committee shall have full authority to determine the number of Shares available for Awards, and in its discretion may include (without limitation) as available for distribution any Shares that have ceased to be subject to an Award, any Shares subject to an Award that have been previously forfeited, and any Shares under an Award that otherwise terminates without the issuance of Shares being made to a Participant.

    Shares issued upon exercise of an Award shall be subject to the terms and conditions specified herein and to such other terms, conditions and restrictions as the Committee in its discretion may determine or provide in the Award agreement. The Company shall not be required to issue or deliver any certificates for Shares or other property prior to (a) the listing of such Shares on any stock exchange (or other public market) on which the Shares may then be listed (or regularly traded); and (b) the completion of any registration or qualification of such Shares under federal, state, local or other law, or any ruling or regulation of any government body which the Committee determines to be necessary or advisable. The Company may cause any certificate for any Shares to be delivered hereunder to be properly marked with a legend or other notation reflecting the limitations on transfer of such Shares as provided in the Plan or as the Committee may otherwise require. Participants, or any other persons entitled to benefits under the Plan, must furnish to the Committee such documents, evidence, data, or other information as the Committee considers necessary or desirable for the purpose of administering the Plan. The benefits under the Plan for each Participant, and each other person who is entitled to benefits hereunder, are to be provided on the condition that he furnish full, true, and complete data, evidence, or other information, and that he will promptly sign any document reasonably related to the administration of the Plan requested by the Committee. No fractional Shares shall be issued under the Plan; rather, fractional Shares shall be aggregated and then rounded to the next lower whole Share.

    6. GENERAL TERMS AND CONDITIONS OF OPTIONS. The Committee shall have full and complete authority and discretion, except as expressly limited by the Plan, to grant Options and to provide the terms and conditions (which need not be identical among Participants) thereof. In particular, the Committee shall prescribe the following terms and conditions: (a) the type of Option; (b) the Exercise Price; (c) the number of Shares subject to, and the expiration date of, any Option; (d) the manner, time and rate (cumulative or otherwise) of exercise of such Option; (e) the restrictions, if any, to be placed upon such Option or upon Shares which may be issued upon exercise of such Option; and (f) such other terms and conditions consistent with the Plan as the Committee determines in its discretion. The Committee may, as a condition of granting any Option, require that a Participant agree to surrender for cancellation one or more Options previously granted to such Participant.

    7.  EXERCISE OF OPTIONS.

    (a) RESTRICTION ON EXERCISE. Except as provided in Section 14, all Options granted under the Plan shall be exercisable during the lifetime of the Participant to whom such Option was granted only by such Participant, and except as provided in Section 8, no Option may be exercised unless, at the time the Participant exercises the Option, the Participant has maintained Continuous Service since the date of the grant of the Option. Except as provided in
Section 13, or as otherwise determined by the Committee, all Options granted under the Plan shall vest and become exercisable in accordance with the following schedule:

                                                          PERCENTAGE OF OPTION
                                                            SHARES VESTED AND
                                                               EXERCISABLE
                                                       ---------------------------
DATE OF VESTING                                        PERCENT VESTED   CUMULATIVE
---------------                                        --------------   ----------
First anniversary of date of Option grant............        25%             25%
Second anniversary of date of Option grant...........        25%             50%
Third anniversary of date of Option grant............        25%             75%
Fourth anniversary of date of Option grant...........        25%            100%

    (b) METHOD OF EXERCISE. To exercise an Option under the Plan, the Participant must give written notice to the Company specifying the number of Shares with respect to which the Participant elects to exercise the Option together with full payment of the Exercise Price. The date of exercise shall be the date on which the notice is received by the Company. Payment may be made either (i) in cash (including check, bank draft, or money order), (ii) by tendering Shares already owned by the Participant for more than six months and having a Market Value on the date of exercise equal to the Exercise Price,
(iii) the delivery of cash by a broker-dealer as a Cashless Exercise, or
(iv) by any other means determined by the Committee in its sole discretion.

    (c) RELOAD PROVISION. In the event a Participant exercises an Option and pays all or a portion of the Exercise Price in Shares, in the manner permitted by Section 7(b), such Participant may (either pursuant to terms of the Award agreement or pursuant to the sole discretion of the Committee at the time the Option is exercised) be issued a new Option to purchase additional Shares equal to the number of Shares surrendered to the Company in such payment. Such new Option shall (a) have an Exercise Price equal to the Market Value per Share on the grant date of the new Option, (b) first be exercisable six (6) months from such grant date, and (c) expire on the same date as the original Option so exercised by payment of the Exercise Price in Shares.

    8. TERMINATION OF OPTIONS. Unless otherwise specifically provided by the Committee in the Award agreement between the Participant and the Company, each Option granted under the Plan shall terminate as provided in this Section 8.

    (a)  MAXIMUM TERM.  Unless sooner terminated under the provisions of this
Section 8, Options shall expire on the earlier of the date specified by the Committee or the expiration of ten (10) years from the date of grant.

    (b) TERMINATION FOR CAUSE. If the Participant incurs a Termination of Continuous Service for Cause, all rights under any Options granted to the Participant shall terminate immediately upon the Participant's Termination of Continuous Service, and the Participant shall (if the Committee in its sole discretion exercises its rights under this Section 8(b) within ten (10) days of such Termination of Continuous Service) repay to the Company within ten
(10) days of the Committee's demand therefor the amount of any gain realized by the Participant upon any exercise within the 90-day period prior to the Termination of Continuous Service of any Options granted to such Participant under the Plan.

    (c) TERMINATION DUE TO RETIREMENT OR WITHOUT CAUSE OR VOLUNTARY TERMINATION. If the Continuous Service of a Participant is terminated by reason of Retirement, terminated by the Company without Cause, or by Voluntary Termination, the Participant may exercise outstanding Options to the extent that the Participant was entitled to exercise the Options at the date of Termination of Continuous Service, but only within the period of one (1) month immediately succeeding the Participant's Termination of Continuous Service, and in no event after the applicable expiration dates of the Options. Any Option that is not exercisable on the date of Termination of Continuous Service shall terminate and be forfeited effective on such date.

    (d) TERMINATION DUE TO DEATH OR DISABILITY. In the event of the Participant's death or Disability, the Participant or the Participant's beneficiary, as the case may be, may exercise outstanding Options to the extent that the Participant was entitled to exercise the Options at the date of Termination of Continuous Service, but only within the one (1)-year period immediately succeeding the Participant's Termination of Continuous Service in the case of Disability, and in no event after the applicable expiration date of the Options. Any Option that is not exercisable on the date of Termination of Continuous Service shall terminate and be forfeited effective on such date.

    (e) COMMITTEE DISCRETION. Notwithstanding the provisions of the foregoing paragraphs of this Section 8, the Committee may, in its sole discretion, establish different terms and conditions pertaining to the effect of the Termination of Continuous Service, to the extent permitted by applicable federal and state law.

    9. INCENTIVE STOCK OPTIONS. Incentive Stock Options may be granted only to Participants who are Employees. Any provisions of the Plan to the contrary notwithstanding, (i) no Incentive Stock Option shall be granted more than ten
(10) years from the date the Plan is adopted by the Board of Directors of the Company and no Incentive Stock Option shall be exercisable more than ten
(10) years from the date such Incentive Stock Option is granted, (ii) the Exercise Price of any Incentive Stock Option shall not be less than the Market Value per Share on the date such Incentive Stock Option is granted, (iii) any Incentive Stock Option shall not be transferable by the Participant to whom such Incentive Stock Option is granted other than by will or the laws of descent and distribution and shall be exercisable during such Participant's lifetime only by such Participant, and (iv) no Incentive Stock Option shall be granted which would permit a Participant to acquire, through the exercise of Incentive Stock Options in any calendar year, Shares or Shares of any capital stock of the Company or any Affiliate thereof having an aggregate Market Value (determined as of the time any Incentive Stock Option is granted) in excess of One Hundred Thousand Dollars ($100,000). The foregoing limitation shall be determined by assuming that the Participant will exercise each Incentive Stock Option on the date that such Option first becomes exercisable. Notwithstanding the foregoing, in the case of any Participant who, at the date of grant, owns stock possessing more than Ten Percent (10%) of the total combined voting power of all classes of capital stock of the Company or any Affiliate, the Exercise Price of any Incentive Stock Option shall not be less than One Hundred Ten Percent (110%) of the Market Value per Share on the date such Incentive Stock Option is granted and such Incentive Stock Option shall not be exercisable more than five
(5) years from the date such Incentive Stock Option is granted.

    10. TERMS AND CONDITIONS OF RESTRICTED STOCK. The Committee shall have full and complete authority, subject to the limitations of the Plan, to grant awards of Restricted Stock and, in addition to the terms and conditions contained in paragraphs (a) through (g) of this Section 10, to provide such other terms and conditions (which need not be identical among Participants) in respect of such Awards as the Committee shall determine and provide in the agreement referred to in paragraph (d) of this Section 10.

    (a) RESTRICTED PERIOD. At the time of an Award of Restricted Stock, the Committee shall establish for each Participant a Restricted Period during which, or at the expiration of which, the Shares of Restricted Stock shall vest. The Committee may also restrict or prohibit the sale, assignment, transfer, pledge, or other encumbrance of the Shares of Restricted Stock by the Participant during the Restricted Period. Except for such restrictions, and subject to paragraphs
(c), (d) and (e) of this Section 10 and Section 11 hereof, the Participant as owner of such Shares shall have all the rights of a stockholder, including but not limited to the right to receive all dividends paid on such Shares and the right to vote such Shares. Except in the case of grants of Restricted Stock which are intended to qualify as "performance-based compensation" under
Section 162(m) of the Code, the Committee shall have the authority, in its discretion, to accelerate the time at which any or all of the restrictions shall lapse with respect to any Shares of Restricted Stock prior to the expiration of the Restricted Period with respect thereto, or to remove any or all of such restrictions, whenever it may determine that such action is appropriate by reason of changes in applicable tax or other laws or other changes in circumstances occurring after the commencement of such Restricted Period.

    (b) LAPSE AND FORFEITURE. Except as provided in Section 13 hereof, if a Participant incurs a Termination of Continuous Service for any reason (other than death, Disability or Retirement), unless the Committee shall otherwise determine, all Shares of Restricted Stock theretofore awarded to such Participant and which at the time of such Termination of Continuous Service are subject to the restrictions imposed by paragraph (a) of this Section 10 shall upon such Termination of Continuous Service be forfeited and returned to the Company. If a Participant incurs a Termination of Continuous Service by reason of death or Disability, then the restrictions with respect to the Ratable Portion of the Shares of Restricted Stock shall lapse and such Shares shall be free of restrictions and shall not be forfeited. The Ratable Portion shall be determined with respect to each separate Award of Restricted Stock issued and shall be equal to (i) the number of Shares of Restricted Stock awarded to the Participant multiplied by the portion of the Restricted Period that expired at the date of the Participant's death or Disability reduced by (ii) the number of Shares of Restricted Stock awarded with respect to which the restrictions had lapsed as of the date of the death or Disability of the Participant. Likewise, on the date set forth in the applicable Award agreement, the Restricted Stock for which restrictions have not lapsed by the last day of the Restricted Period shall be forfeited and returned to the Company and thereafter shall be available for the grant of new Awards under the Plan.

    (c) LEGEND ON CERTIFICATES. Each certificate issued in respect of Shares of Restricted Stock awarded under the Plan shall be registered in the name of the Participant and deposited by the Participant, together with a stock power endorsed in blank, with the Company and shall bear the following (or a similar) legend:

    "The sale, pledge or other transfer of the shares of stock represented by this certificate, whether voluntary, involuntary or by operation of law is subject to the terms and conditions (including forfeiture) contained in the Interactive Intelligence, Inc. 1999 Stock Option and Incentive Plan and an Award agreement entered into between the registered owner and Interactive Intelligence, Inc. Copies of such Plan and Award agreement are on file in the office of the Secretary of Interactive Intelligence, Inc."

    (d) AWARD AGREEMENT. At the time of an Award of Shares of Restricted Stock, the Participant shall enter into an Agreement with the Company in a form specified by the Committee, agreeing to the terms and conditions of the Award, and to such other matters as the Committee shall in its sole discretion determine.

    (e) DIVIDEND RIGHTS. At the time of an Award of Shares of Restricted Stock, the Committee may, in its discretion, determine that the payment to the Participant of dividends declared or paid on such Shares by the Company or a specified portion thereof, shall be deferred until the earlier to occur of
(i) the lapsing of the restrictions imposed under paragraph (a) of this
Section 10, or (ii) the
forfeiture of such Shares under paragraph (b) of this Section 10, and shall be held by the Company for the account of the Participant until such time. In the event of such deferral, there shall be credited at the end of each year (or portion thereof) interest on the amount of the account at the beginning of the year at a rate per annum as the Committee, in its discretion, may determine. Payment of deferred dividends, together with interest accrued thereon as aforesaid, shall be made upon the earlier to occur of the events specified in
(i) and (ii) of the immediately preceding sentence.

    (f) LAPSE OF RESTRICTIONS. At the expiration of the restrictions imposed by paragraph (a) of this Section 10, the Company shall redeliver to the Participant (or where the relevant provision of paragraph (b) of this Section 10 applies in the case of a deceased Participant, to his legal representative, beneficiary or heir) the certificate(s) and stock power deposited with it pursuant to paragraph (c) of this Section 10 and the Shares represented by such certificate(s) shall be free of the restrictions referred to in paragraph (a) of this Section 10. Notwithstanding any other provision of this
Section 10 and Section 12 to the contrary, in the case of grants of Restricted Stock that are intended to qualify as "performance-based compensation" under
Section 162(m) of the Code, no Shares of Restricted Stock shall become vested unless the performance goals with respect to such Restricted Stock shall have been satisfied. If the vesting of Shares of Restricted Stock is accelerated after the applicable performance goals have been met, the amount of Restricted Stock distributed shall be discounted by the Committee to reasonably reflect the time value of money in connection with such early vesting.

    (g) SECTION 162(m) PERFORMANCE RESTRICTIONS. Notwithstanding any other provision of this Section 10 to the contrary, for purposes of qualifying grants of Restricted Stock as "performance-based compensation" under Section 162(m) of the Code, the Committee shall establish restrictions based upon the achievement of performance goals. The specific targets under the performance goals that must be satisfied for the Restricted Period to lapse or terminate shall be set by the Committee on or before the latest date permissible to enable the Restricted Stock to qualify as "performance-based compensation" under Section 162(m) of the Code. The business criteria for performance goals under this Section 10 shall be one or more of the return on equity, total revenues, net earnings, or earnings per share of the Company as selected by the Committee on, where applicable, a consolidated basis, for a calendar year calculated in accordance with generally accepted accounting principles consistently applied. In granting Restricted Stock that is intended to qualify under Section 162(m), the Committee shall follow any procedures determined by it in its sole discretion from time to time to be necessary, advisable or appropriate to ensure qualification of the Restricted Stock under Section 162(m) of the Code.

    11. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. In the event of any change in the Shares by virtue of any stock dividends, stock splits, recapitalizations, or reclassifications or any acquisition, merger, consolidation, share exchange, tender offer, or other combination involving the Company that does not constitute a Change in Control but that results in the acquisition of a subsidiary by the Company, or in the event that other stock shall be substituted for the Shares as the result of any merger, consolidation, share exchange, or reorganization or any similar transaction which constitutes a Change in Control of the Company, the Committee shall correspondingly adjust (a) the number, kind, and class of Shares which may be delivered under the Plan; (b) the number, kind, class, and price of Shares subject to outstanding Awards (except for mergers or other combinations in which the Company is the surviving entity); and (c) the numerical limits of Section 5, all in such manner as the Committee in its sole discretion shall determine to be advisable or appropriate to prevent the dilution or diminution of such Awards; provided, however, in no event shall the One Hundred Thousand Dollar ($100,000) limit on Incentive Stock Options contained in Section 9 be affected by an adjustment under this Section 11. The Committee's determination in this respect shall be final and conclusive.

    12. EFFECT OF REORGANIZATION. Awards will be affected by a Reorganization as follows:

    (a) If the Reorganization is a dissolution or liquidation of the Company then (i) the restrictions of Section 10(a) on Shares of Restricted Stock shall lapse, and (ii) each outstanding Option shall terminate, but each Participant to whom the Option was granted shall have the right, immediately prior to such dissolution or liquidation to exercise his Option in full, notwithstanding the provisions of Section 9, and the Company shall notify each Participant of such right within a reasonable period of time prior to any such dissolution or liquidation.

    (b) If the Reorganization is a merger or consolidation, upon the effective date of such Reorganization (i) each Optionee shall be entitled, upon exercise of his Option in accordance with all of the terms and conditions of the Plan, to receive in lieu of Shares, Shares of such stock or other securities or consideration as the holders of Shares shall be entitled to receive pursuant to the terms of the Reorganization; and (ii) each holder of Restricted Stock shall receive Shares of such stock or other securities as the holders of Shares received which shall be subject to the restrictions set forth in Section 10(a) unless the Committee accelerates the lapse of such restrictions and the certificate(s) or other instruments representing or evidencing such Shares or securities shall be legended and deposited with the Company in the manner provided in Section 10 hereof.

    The adjustments contained in this Section 12 and the manner of application of such provisions shall be determined solely by the Committee.

    13. EFFECT OF CHANGE IN CONTROL. Unless the Committee shall have otherwise provided in the Award agreement reflecting the applicable Award, upon the occurrence of a Change in Control (a) any Restricted Period with respect to Restricted Stock theretofore awarded to a Participant shall lapse and all Shares awarded as Restricted Stock shall become fully vested in the Participant to whom such Shares were awarded and (b) all Options theretofore granted and not fully exercisable shall become exercisable in full and shall remain so exercisable in accordance with their terms; provided, however, that no Option which has previously been exercised or otherwise terminated shall become exercisable.

    14. ASSIGNMENTS AND TRANSFERS. Except as otherwise determined by the Committee, no Award nor any right or interest of a Participant under the Plan in any instrument evidencing any Award under the Plan may be assigned, encumbered, or transferred except, in the event of the death of a Participant, by will or the laws of descent and distribution.

    15. EMPLOYEE RIGHTS UNDER PLAN. No officer, Employee or other person shall have a right to be selected as a Participant nor, having been so selected, to be selected again as a Participant and no officer, Employee or other person shall have any claim or right to be granted an Award under the Plan or under any other incentive or similar plan of the Company or any Affiliate. Neither the Plan nor any action taken thereunder shall be construed as giving any Employee any right to be retained in the employ of the Company or any Affiliate.

    16. DELIVERY AND REGISTRATION OF STOCK. Except with respect to Restricted Stock as provided in Section 10, no person shall have any rights of a shareholder (including, but not limited to, voting and dividend rights) as to Shares subject to an Option until, after proper exercise of the Option or other action as may be required by the Committee in its discretion, such Shares shall have been recorded on the Company's official shareholder records (or the records of its transfer agents or registrars) as having been issued and transferred to the Participant. Upon exercise of the Option or any portion thereof, the Company will have a reasonable period in which to issue and transfer the Shares to the Participant, and the Participant will not be treated as a shareholder for any purpose whatsoever prior to such issuance and transfer. No payment or adjustment shall be made for cash dividends or other rights for which the record date is prior to the date such Shares are recorded as issued and transferred in the Company's official shareholder records (or the records of its transfer agents or registrars), except as provided herein or in an Award agreement. The Company's obligation to deliver Shares with respect to an

Award shall, if the Committee so determines, be conditioned upon the receipt of a representation as to the investment intention of the Participant to whom such Shares are to be delivered, in such form as the Company shall determine to be necessary or advisable to comply with the provisions of the Securities Act or any other applicable federal or state securities legislation. It may be provided that any representation requirement shall become inoperative upon a registration of the Shares or other action eliminating the necessity of such representation under the Securities Act or other securities legislation. The Company shall not be required to deliver any Shares under the Plan prior to (i) the admission of such Shares to listing on any stock exchange or system on which Shares may then be listed, and (ii) the completion of such registration or other qualification of such Shares under any state or federal law, rule, or regulation, as the Company shall determine to be necessary or advisable.

    17. WITHHOLDING TAX. Upon the termination of the Restricted Period with respect to any Shares of Restricted Stock or the issuance of Shares pursuant to the exercise of any Option (or at any such earlier time, if any, that an election is made by the Participant under Section 83(b) of the Code, or any successor provision thereto, to include the value of such Shares in income), the Company may, in lieu of requiring the Participant or other person receiving such Shares, to pay the Company the amount of any taxes which the Company is required to withhold with respect to such Shares, retain a sufficient number of Shares held by it to cover the amount required to be withheld. The Company shall have the right to deduct from all dividends paid with respect to Shares of Restricted Stock the amount of any taxes which the Company is required to withhold with respect to such dividend payments.

    Where a Participant or other person is entitled to receive Shares pursuant to the exercise of an Option pursuant to the Plan, the Company may, in lieu of requiring the Participant or such other person to pay the Company the amount of any taxes which the Company is required to withhold with respect to such Shares, retain a number of such Shares sufficient to cover the amount required to be withheld.

    18.  LOANS.

    (a) LOANS AUTHORIZED. The Company may make loans to a Participant in connection with Restricted Stock or the exercise of Options subject to the following terms and conditions and such other terms and conditions not inconsistent with the Plan, including the rate of interest, if any, as the Company shall impose from time to time.

    (b)  LIMITATIONS ON LOANS.  No loan made under the Plan shall exceed
(i) with respect to Options, the sum of (A) the aggregate option price payable upon exercise of the Option in relation to which the loan is made, plus (B) the amount of the reasonably estimated income taxes payable by the Participant, and
(ii) with respect to Restricted Stock, the amount of reasonably estimated income taxes payable by the Participant. In no event may any such loan exceed the Market Value of the related Shares at the time of the loan.

    (c)  MINIMUM TERMS.  No loan shall have an initial term exceeding three
(3) years; provided, that loans under the Plan shall be renewable at the discretion of the Committee; and, provided, further, that the indebtedness under each loan shall become due and payable on a date no later than (i) one year after Termination of Continuous Service by the Participant due to death, Disability or Retirement, or (ii) the day of Termination of Continuous Service by the Participant for any reason other than death, Disability or Retirement.

    (d) PAYMENT OF LOANS. Loans under the Plan may be satisfied by the Participant, as determined by the Committee, in cash or, with the consent of the Committee, in whole or in part in Shares at Market Value on the date of such payment.

    (e) COLLATERAL. When a loan shall have been made, Shares having an aggregate Market Value equal to the amount of the loan may, in the discretion of the Committee, be required to be pledged by the Participant to the Company as security for payment of the unpaid balance of the loan. Portions of such Shares may, in the discretion of the Committee, be released from time to time as it deems not to be needed as security.

    (f) LEGAL REQUIREMENTS. Every loan shall meet all applicable laws, regulations, and rules of the Federal Reserve Board and any other governmental agency having jurisdiction.

    19. AMENDMENT, SUSPENSION OR TERMINATION. The Board may supplement, amend, alter, or discontinue the Plan in its sole discretion at any time and from time to time, but no supplement, amendment, alteration, or discontinuation shall be made which would impair the rights of a Participant under an Award theretofore granted without the Participant's consent, except that any supplement, amendment, alteration, or discontinuation may be made to (a) avoid a material charge or expense to the Company or an Affiliate; (b) cause the Plan to comply with applicable law; or (c) permit the Company or an Affiliate to claim a tax deduction under applicable law. In addition, subject to the provisions of this
Section 19, the Board, in its sole discretion at any time and from time to time, may supplement, amend, alter, or discontinue the Plan without the approval of the Company's shareholders (a) to the extent such approval is not required by applicable law or the terms of a written agreement; and (b) so long as any such amendment or alteration does not increase the number of Shares subject to the Plan (other than pursuant to Section 11) or increase the maximum number of Options or Shares of Restricted Stock that the Committee may award to an individual Participant under the Plan. The Committee may supplement, amend, alter, or discontinue the terms of any Award theretofore granted, prospectively or retroactively, on the same conditions and limitations (and exceptions to limitations) as apply to the Board under the foregoing provisions of this
Section 19, and further subject to any approval or limitations the Board may impose. Notwithstanding any provision of the Plan to the contrary, if any right, Award or Award agreement under the Plan would cause a transaction of or acquisition by the Company to be ineligible for pooling of interest accounting treatment that would, but for such right hereunder, otherwise be eligible for such accounting treatment, the Committee may amend, modify, or adjust the right, the Award or the Award agreement of a Participant (without the prior consent, approval, or authorization of the Participant) so that pooling of interest accounting treatment shall be available with respect to such transaction or acquisition even if any such amendment, modification, or adjustment would be detrimental to or impair the rights of a Participant under the Plan.

    20. EFFECTIVE DATE AND TERM OF PLAN. The Plan shall become effective upon its approval by the holders of at least a majority of the outstanding Shares at a meeting at which approval of the Plan is considered and shall continue in effect for a term of ten (10) years from the date of adoption unless sooner terminated under Section 19 hereof.

    21.  LEGAL CONSTRUCTION.

    (a) GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

    (b) SEVERABILITY. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had never been included herein.

    (c) REQUIREMENTS OF LAW. The grant of Awards and the issuance of Shares under the Plan shall be subject to all applicable statutes, laws, rules, and regulations and to such approvals and requirements as may be required from time to time by any governmental authorities or any securities exchange or market on which the Shares are then listed or traded.

    (d) GOVERNING LAW. Except to the extent preempted by the Federal laws of the United States of America, the Plan and all Award agreements shall be construed in accordance with and governed by the laws of the State of Indiana without giving effect to any choice or conflict of law provisions, principles or rules (whether of the State of Indiana or any other jurisdiction) that would cause the application of any laws of any jurisdiction other than the State of Indiana.

    (e) HEADINGS. The descriptive headings, sections, and paragraphs of the Plan are provided herein for convenience of reference only and shall not serve as a basis for interpretation or construction of the Plan.

    (f) MISTAKE OF FACT. Any mistake of fact or misstatement of facts shall be corrected when it becomes known by a proper adjustment to an Award or Award agreement.

    (g) EVIDENCE. Evidence required of anyone under the Plan may be by certificate, affidavit, document, or other information which the person relying thereon considers pertinent and reliable, and signed, made, or presented by the proper party or parties.

    22. NO EFFECT ON EMPLOYMENT OR SERVICE. Neither the Plan nor the grant of any Awards or the execution of any Award agreement shall confer upon any Participant any right to continued employment by the Company or shall interfere with or limit in any way the right of the Company to terminate any Participant's employment or service at any time, with or without Cause. Employment with the Company and its Affiliates is on an at-will basis only, unless otherwise provided by a written employment or severance agreement, if any, between the Participant and the Company or an Affiliate, as the case may be. If there is any conflict between the provisions of the Plan and an employment or severance agreement between a Participant and the Company, the provisions of such employment or severance agreement shall control, including, but not limited to, the vesting and nonforfeiture of any Awards.

    23. NO COMPANY OBLIGATION. Unless required by applicable law, the Company, an Affiliate, the Board of Directors, and the Committee shall not have any duty or obligation to affirmatively disclose material information to a record or beneficial holder of Shares or an Award, and such holder shall have no right to be advised of any material information regarding the Company or any Affiliate at any time prior to, upon, or in connection with the receipt, exercise, or distribution of an Award. In addition, the Company, an Affiliate, the Board of Directors, the Committee, and any attorneys, accountants, advisors, or agents for any of the foregoing shall not provide any advice, counsel, or recommendation to any Participant with respect to, without limitation, any Award, any exercise of an Option, or any tax consequences relating to an Award.

    24. PARTICIPATION. No Employee or consultant shall have the right to be selected to receive an Award under the Plan or, having been selected, to be selected to receive a future Award. Participation in the Plan will not give any Participant any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan.

    25. LIABILITY AND INDEMNIFICATION. No member of the Board, the Committee, or any officer or Employee of the Company or any Affiliate shall be personally liable for any action, failure to act, decision, or determination made in good faith in connection with the Plan. By participating in the Plan, each Participant agrees to release and hold harmless the Company and its Affiliates (and their respective directors, officers, and employees) and the Committee from and against any tax liability, including, but not limited to, interest and penalties, incurred by the Participant in connection with his receipt of Awards under the Plan and the payment and exercise thereof. Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from (a) any loss, cost, liability, or expense (including, but not limited to, attorneys' fees) that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under the Plan or any Award agreement; and (b) any and all amounts paid by him in settlement thereof, with the Company's prior written approval, or paid by him in satisfaction of any judgment in any such claim, action, suit, or proceeding against him; provided, however, that he shall give the Company an opportunity, at the Company's expense, to handle and defend such claim, action, suit, or proceeding before he undertakes to handle and defend the same on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation or By-Laws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

    26. SUCCESSORS. All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether or not the existence of such successor is the result of a Change in Control. The Company shall not, and shall not permit its Affiliates to, recommend, facilitate, agree, or consent to a transaction or series of transactions which would result in a Change in Control of the Company unless and until the person or persons or entity or entities acquiring control of the Company as a result of such Change in Control agree(s) to be bound by the terms of the Plan insofar as it pertains to Awards theretofore granted and agrees to assume and perform the obligations of the Company and its successor.

    27. BENEFICIARY DESIGNATIONS. Any Participant may designate, on such forms as may be provided by the Committee for such purpose, a beneficiary to whom any vested but unpaid Award shall be paid in the event of the Participant's death. Each such designation shall revoke all prior designations by the Participant and shall be effective only if given in a form and manner acceptable to the Committee. In the absence of any such designation, any vested benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate and, subject to the terms of the Plan and of the applicable Award agreement, any unexercised vested Award may be exercised by the administrator or executor of the Participant's estate.

    28. FUNDING. Benefits payable under the Plan to any person will be paid by the Company from its general assets. Shares to be distributed hereunder shall be issued directly by the Company from its authorized but unissued Shares or acquired by the Company on the open market, or a combination thereof. Neither the Company nor any of its Affiliates shall be required to segregate on their books or otherwise establish any funding procedure for any amount to be used for the payment of benefits under the Plan. The Company or any of its Affiliates may, however, in their sole discretion, set funds aside in investments to meet any anticipated obligations under the Plan. Any such action or set-aside shall not be deemed to create a trust of any kind between the Company or any of its Affiliates and any Participant or other person entitled to benefits under the Plan or to constitute the funding of any Plan benefits. Consequently, any person entitled to a payment under the Plan will have no rights greater than the rights of any other unsecured general creditor of the Company or its Affiliates.

                         INTERACTIVE INTELLIGENCE, INC.

                         ANNUAL MEETING OF SHAREHOLDERS

                              TUESDAY, MAY 16, 2000
                              4:00 P.M. LOCAL TIME

                           SHERATON INDIANAPOLIS HOTEL
                             8787 KEYSTONE CROSSING
                              INDIANAPOLIS, INDIANA



INTERACTIVE INTELLIGENCE, INC.
  8909 PURDUE ROAD, SUITE 300, INDIANAPOLIS, IN 46268                     PROXY
--------------------------------------------------------------------------------
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE ANNUAL MEETING ON MAY 16, 2000.


The shares of stock you hold in your account will be voted as you specify on the reverse side.


IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED "FOR" ITEMS 1, 2 AND 3.


By signing the proxy, you revoke all prior proxies and appoint Donald E. Brown, M.D. and John R. Gibbs, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.
















                      SEE REVERSE FOR VOTING INSTRUCTIONS.

THERE ARE THREE WAYS TO VOTE YOUR PROXY


YOUR TELEPHONE OR INTERNET VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD.


VOTE BY PHONE -- TOLL FREE -- 1-800-240-6326 -- QUICK --- EASY --- IMMEDIATE

- Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. on May 15, 2000.
- You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which are located above.
- Follow the simple instructions the Voice provides you.

VOTE BY INTERNET -- HTTP://WWW.EPROXY.COM/ININ/ -- QUICK --- EASY --- IMMEDIATE


- Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. on May 15, 2000.
- You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which are located above to obtain your records and create an electronic ballot.


VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to Interactive Intelligence, Inc., c/o Shareowner Services-, P.O. Box 64873, St. Paul, MN 55164-0873.







      IF YOU VOTE BY PHONE OR INTERNET, PLEASE DO NOT MAIL YOUR PROXY CARD

      COMPANY #

      CONTROL #

[GRAPHIC OMITTED]




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        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2 AND 3.

1. Election of director: 01 Jon Anton, D.Sc.     [ ]  Vote FOR    [ ]  Vote
                                                                        WITHHELD
                                                       the nominee      from the
                                                                         nominee

2. To approve the adoption of the Interactive Intelligence, Inc. Employee Stock

     Purchase Plan             [ ]For        [ ] Against       [ ] Abstain


3. To approve the Interactive Intelligence, Inc. 1999 Stock Option and
   Incentive
     Plan                      [ ]For        [ ] Against       [ ] Abstain

4. To transact any other business which may be properly brought before the meeting.


THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.


Address Change? Mark Box [ ] Indicate changes below:

Date -------------------------------------------------------

Signature(s) in Box
Please sign exactly as your name(s) appear on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

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